EXHIBIT 4.1
STERLING JEWELERS RECEIVABLES MASTER NOTE TRUST

STERLING JEWELERS RECEIVABLES MASTER NOTE TRUST

Issuer

and

STERLING JEWELERS INC.

Servicer

and

BANKERS TRUST COMPANY

Indenture Trustee

MASTER INDENTURE

Dated as of November 2, 2001

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(cont.)
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- ii -

(cont.)
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- iii -

(cont.)
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- iv -

(cont.)
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RECONCILIATION AND TIE BETWEEN TRUST INDENTURE
ACT OF 1939 AND INDENTURE PROVISIONS*

Trust Indenture Act Section	Indenture Section

310(a)(1)	6.11
(a)(2)	6.11
(a)(3)	6.10
(a)(4)	Not Applicable
(a)(5)	6.11
(b)	6.08, 6.11
(c)	Not Applicable
311(a)	6.12
(b)	6.12
(c)	Not Applicable
312(a)	7.01, 7.02(a)
(b)	7.02(b)
(c)	7.02(c)
313(a)	7.04
(b)	7.04
(c)	7.03, 7.04
(d)	7.04
314(a)	3.09, 7.03
(b)	3.06
(c)(1)	2.11, 8.09(c), 12.01(a)
(c)(2)	2.11, 8.09(c), 12.01(a)
(c)(3)	2.11, 8.09(c), 12.01(a)
(d)(1)	2.11, 8.09(c), 12.01(b)
(d)(2)	Not Applicable
(d)(3)	Not Applicable
(e)	5.14
316(a)(1)(A)	5.12
316(a)(1)(B)	5.13
316(a)(2)	Not Applicable
316(b)	5.08
317(a)(1)	5.04
317(a)(2)	5.04(d)
317(b)	5.04(a)
318(a)	12.07
_________________________________

*This reconciliation and tie shall not, for any purpose, be deemed to be part of the within indenture.

THIS MASTER INDENTURE, dated as of November 2, 2001 (herein, as amended, modified or supplemented from time to time as permitted hereby, called this “Indenture”), among STERLING JEWELERS RECEIVABLES MASTER NOTE TRUST, a business trust organized under the laws of the State of Delaware (herein, together with its permitted successors and assigns, called the “Issuer” or the “Trust”), BANKERS TRUST COMPANY, a New York banking corporation, as indenture trustee (herein, together with its successors in the trusts hereunder, called the “Indenture Trustee”) and STERLING JEWELERS INC., a Delaware corporation, as servicer (the “Servicer”). This Indenture may be supplemented at any time and from time to time by an indenture supplement in accordance with Article X hereof (an “Indenture Supplement,” and any Indenture Supplement together with this Indenture and amendments hereof collectively referred to as the “Agreement”). If a conflict exists between the terms and provisions of this Indenture and any Indenture Supplement, the terms and provisions of the Indenture Supplement shall be controlling with respect to the related Series.

PRELIMINARY STATEMENT

The Issuer has duly authorized the execution and delivery of this Indenture to provide for an issue of its asset backed notes (the “Notes”) as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Noteholders. The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

Simultaneously with the delivery of this Indenture the Issuer is entering into the Transfer and Servicing Agreement with Sterling Jewelers Receivables Corp., a Delaware corporation, as Transferor (the “Transferor”), and Sterling Jewelers Inc., as Servicer, pursuant to which (a) the Transferor will convey to the Issuer all of its right, title and interest in, to and under the Receivables, which the Transferor will have received from each Seller pursuant to a Receivables Purchase Agreement and (b) the Servicer will agree to service the Receivables and make collections thereon on behalf of the Noteholders.

Under each Receivables Purchase Agreement and the Transfer and Servicing Agreement, Receivables arising in the Accounts from time to time will be conveyed thereunder to the Issuer.

GRANTING CLAUSES

The Issuer hereby Grants to the Indenture Trustee, for the benefit of the Holders of the Notes, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to and under (a) the Receivables, (b) Recoveries related to and all money, instruments, investment property and other property distributed or distributable in respect of (together with all earnings, dividends, distributions, income, issues, and profits relating to) the Receivables pursuant to the terms of the Transfer and Servicing Agreement, this Indenture and any Indenture Supplement, (c) all Eligible Investments and all money, investment property, instruments and other property on deposit from time to time in, credited to or related to the Collection Account, the Series Accounts and the Special Funding Account (including any subaccounts of such account), and all interest, dividends, earnings, income and other distributions from time to time received, receivable or otherwise distributed or distributable thereto or in respect thereof (including any accrued discount realized on liquidation of any investment purchased at a discount), (d) all rights, remedies, powers, privileges and claims of the Issuer under or with respect to any Series Enhancement or the Transfer and Servicing Agreement (whether arising pursuant to the terms of such Series Enhancement or the Transfer and Servicing Agreement or otherwise available to the Issuer at law or in equity), including, without limitation, the rights of the Issuer to enforce such Series Enhancement or the Transfer and Servicing Agreement, and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to such Series Enhancement or the Transfer and Servicing Agreement to the same extent as the Issuer could but for the assignment and security interest granted to the Indenture Trustee for the benefit of the Noteholders, (e) all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit, and advices of credit belonging to the Issuer, (f) all other property of the Issuer, (g) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds, products, rents, receipts or profits of the conversion, voluntary or involuntary, into cash or other property, all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing, and (h) any proceeds of the foregoing; in each case, excluding the Transferor Interest and all amounts distributable to the Holders of any Certificates pursuant to the terms of any Transaction Document (collectively, the “Collateral”).

LIMITED RECOURSE

The obligation of the Issuer to make payments of principal of, interest on and other amounts with respect to, the Notes is limited by recourse only to the Collateral.

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

Whenever used in this Indenture, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“Accumulation Period” shall mean, with respect to any Series, or any Class within a Series, a period following the Revolving Period during which Collections of Principal Receivables are accumulated in an account for the benefit of the Noteholders of such Series or Class within such Series, which shall be the controlled accumulation period, the principal accumulation period, the early accumulation period, the optional accumulation period, the limited accumulation period or other accumulation period, in each case as defined with respect to such Series in the related Indenture Supplement.

“Act” shall have the meaning specified in subsection 12.03(a).

“Administration Agreement” shall mean the Administration Agreement, dated as of November 2, 2001 between the Issuer and the Administrator, as the same may be amended, supplemented or otherwise modified from time to time.

“Administrator” shall mean Sterling, or its permitted successors and assigns, or any successor Administrator under the Administration Agreement.

“Adverse Effect” shall have the meaning specified in the Transfer and Servicing Agreement.

“Aggregate Investor Percentage” shall mean, with respect to Principal Receivables, Finance Charge Receivables and Defaulted Receivables, as the case may be, as of any date of determination, the sum of the Investor Percentages of all Series of Notes issued and outstanding on such date of determination; provided, however, that the Aggregate Investor Percentage shall not exceed 100%.

“Agreement” shall mean this Master Indenture, as the same may be amended, supplemented or otherwise modified from time to time, including, with respect to any Series or Class, the related Indenture Supplement.

“Amortization Period” shall mean, with respect to any Series, or any Class within a Series, a period following the Revolving Period during which Collections of Principal Receivables are distributed to Noteholders, which shall be the controlled amortization period, the principal amortization period, the rapid amortization period, the optional amortization period, the limited amortization period or other amortization period, in each case as defined with respect to such Series in the related Indenture Supplement.

“Applicants” shall have the meaning specified in Section 2.09.

“Authorized Officer” shall mean:

(a)           with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers (containing the specimen signatures of such officers) delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

(b)           with respect to the Transferor, any officer of the Transferor who is authorized to act for the Transferor in matters relating to the Transferor and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Transferor to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter)

(c) with respect to the Servicer, any officer of the Servicer who is authorized to act for the Servicer in matters relating to the Servicer and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter)

“Bearer Notes” shall have the meaning specified in Section 2.01.

“Beneficial Owner” shall mean, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or Foreign Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency or Foreign Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in accordance with the rules of such Clearing Agency or Foreign Clearing Agency).

“Book-Entry Notes” shall mean beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency or Foreign Clearing Agency as described in Section 2.13.

“Business Day” shall mean any day other than (a) a Saturday or a Sunday or (b) any other day on which national banking associations or state banking institutions in New York, Ohio, Delaware or any other state in which the principal executive offices of Sterling, the Owner Trustee, the Indenture Trustee or an Account Owner, as the case may be, are located, are authorized or obligated by law, executive order or other governmental decree to be closed or (c) for purposes of any particular Series, any other day specified in the related Indenture Supplement.

“Class” shall mean, with respect to any Series, any one of the classes of Notes of that Series.

“Clearing Agency” shall mean an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and serving as clearing agency for a Series or Class of Book-Entry Notes.

“Clearing Agency Participant” shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” shall mean Clearstream Banking, societe anonyme, a professional depository incorporated under the laws of Luxembourg, and its successors.

“Closing Date” shall mean, with respect to any Series, the closing date specified in the related Indenture Supplement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning specified in the Granting Clause of this Indenture.

“Collection Account” shall have the meaning specified in Section 8.03.

“Commission” shall mean the Securities and Exchange Commission and its successors in interest.

“Corporate Trust Office” shall mean the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at date of the execution of this Indenture is located at Four Albany Street, New York, New York 10006, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Transferor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Transferor); provided that for the purposes of Section 3.02, the address of any such office shall be in the Borough of Manhattan of the City of New York.

“Coupon” shall have the meaning specified in Section 2.01.

“Default” shall mean any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defeasance” shall have the meaning specified in subsection 11.04(a).

“Defeased Series” shall have the meaning specified in subsection 11.04(a).

“Definitive Notes” shall mean Notes in definitive, fully registered form.

“Deposit Date” shall mean each day on which the Servicer deposits Collections in the Collection Account.

“Determination Date” shall mean, unless otherwise specified in the Indenture Supplement for a particular Series, the second Business Day preceding the related Distribution Date.

“Distribution Date” shall mean, with respect to any Series, the date specified in the applicable Indenture Supplement.

“Dollars,” “$” or “U.S. $” shall mean United States dollars. “DTC” shall mean The Depository Trust Company.

“Eligible Institution” shall mean any depository institution (which may be the Owner Trustee or the Indenture Trustee) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which depository institution at all times (a) is a member of the FDIC and (b) has (i) a long-term unsecured debt rating acceptable to the Rating Agencies or (ii) a certificate of deposit rating acceptable to the Rating Agencies. Notwithstanding the previous sentence, any institution the appointment of which satisfies the Rating Agency Condition shall be considered an Eligible

Institution. If so qualified, the Servicer may be considered an Eligible Institution for the purposes of this definition.

“Eligible Investments” shall mean instruments, investment property or other property, or, in the case of deposits described below, deposit accounts held in the name of the Indenture Trustee in trust for the benefit of the Noteholders subject to the exclusive custody and control of the Indenture Trustee and for which the Indenture Trustee has sole signature authority, which mature so that funds will be available no later than the close of business on each Transfer Date following each Monthly Period and which evidence:

(a)           direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

(b)           demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof, including the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust’s investment or contractual commitment to invest therein, the short-term debt rating of that depository institution or trust company shall be in the highest rating category of Standard & Poor’s and each other Rating Agency that rates such depository institution or trust company;

(c)           commercial paper or other short-term obligations (having original or remaining maturities of no more than thirty (30) days) having, at the time of the Trust’s investment or contractual commitment to invest therein, a rating in the highest rating category of Standard & Poor’s and each other Rating Agency that rates such security;

(d)           demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the Trust’s investment therein, a rating in the highest rating category of Standard & Poor’s and each other Rating Agency that rates such security

(e)           bankers’ acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in clause (b) above;

(f)           money market funds having, at the time of the Trust’s investment therein, a rating in the highest rating category of Standard & Poor’s and each other Rating Agency that rates such security (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor);

(g)            time deposits (having maturities not later than the succeeding Distribution Date) other than as referred to in clause (d) above, with a Person the commercial paper of which has a credit rating satisfactory to each Rating Agency; or

(h)           any other investment of a type or rating that satisfies the Rating Agency Condition.

“Enhancement Agreement” shall mean any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

“Euroclear Operator” shall mean Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successor and assigns in such capacity.

“Event of Default” shall have the meaning specified in Section 5.02.

“Excess Allocation Series” shall mean a Series that, pursuant to the Indenture Supplement therefor, is entitled to receive certain excess Collections of Finance Charge Receivables, as more specifically set forth in such Indenture Supplement. If so specified in the Indenture Supplement for a Group of Series, each such Series may be an Excess Allocation Series only for the other Series in such Group.

“Excess Finance Charge Collections” shall have the meaning specified in Section 8.08.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“FDIC” shall mean the Federal Deposit Insurance Corporation or its successor.

“Finance Charge Shortfalls” shall have the meaning specified in Section 8.08.

“Final Maturity Date” shall mean, with respect to any Series, the final maturity date for such Series specified in the related Indenture Supplement.

“Foreign Clearing Agency” shall mean Clearstream and the Euroclear Operator.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“Global Note” shall have the meaning specified in Section 2.16.

“Grant” shall mean to grant, mortgage, sell, pledge, bargain, warrant, alienate, remise, demise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group” shall mean, with respect to any Series, the group of Series, if any, in which the related Indenture Supplement specifies such Series is to be included.

“Indenture” shall mean this Master Indenture, dated as of November 2, 2001, among the Issuer, the Indenture Trustee and the Servicer, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Supplement” shall mean, with respect to any Series, a supplement to the Indenture, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to Section 10.01, and an amendment to the Indenture executed pursuant to Sections 10.01 or 10.02, and, in either case, including all amendments thereof and supplements thereto.

“Indenture Trustee” shall mean Bankers Trust Company, in its capacity as trustee under the Agreement, its successors in interest and any successor indenture trustee under the Agreement.

“Independent” shall mean, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director, or person performing similar functions.

“Independent Certificate” shall mean a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.01, made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Indirect Participant” shall mean other Persons such as securities brokers and dealers, banks and trust companies that clear or maintain a custodial relationship with a participant of DTC, either directly or indirectly.

“Invested Amount” shall mean, with respect to any Series and for any date, an amount equal to the “Invested Amount” or “Adjusted Invested Amount,” as applicable, specified in the related Indenture Supplement.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Issuer” shall mean the Trust.

“Issuer Order” and “Issuer Request” shall mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Monthly Period” shall mean, with respect to each Distribution Date, unless otherwise provided in an Indenture Supplement, the period from and including the twentieth (20th) day of the second preceding calendar month to and including the nineteenth (19th) day of the preceding calendar month; provided, however, that the initial Monthly Period with respect to any Series will commence on the Closing Date with respect to such Series.

“New Issuance” shall have the meaning specified in subsection 2.12(a).

“Note Interest Rate” shall mean, as of any particular date of determination and with respect to any Series or Class, the interest rate as of such date specified therefor in the related Indenture Supplement.

“Note Owner” shall mean, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Note Register” shall have the meaning specified in Section 2.05.

“Noteholder” or “Holder” shall mean the Person in whose name a Note is registered on the Note Register and, if applicable, the holder of any Bearer Note, Global Note, or Coupon, as the case may be, or such other Person deemed to be a “Noteholder” or “Holder” in any related Indenture Supplement.

“Notes” shall mean all Series of Notes issued by the Trust pursuant to the Indenture and the applicable Indenture Supplement.

“Notice of Default” shall have the meaning specified in subsection 5.02(c).

“Officer’s Certificate” shall mean, unless otherwise specified in this Indenture, a certificate delivered to the Indenture Trustee signed by any Authorized Officer of the Issuer, Transferor, or Servicer, as applicable, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.01.

“Opinion of Counsel” shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Indenture Trustee; provided that a Tax Opinion shall be an opinion of nationally recognized tax counsel.

“Outstanding” shall mean, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

(i)           Notes theretofore canceled by the Transfer Agent and Registrar or delivered to the Transfer Agent and Registrar for cancellation;

(ii)           Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(iii)           Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Protected Purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer, any other obligor upon the Notes, the Transferor, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be fully protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Transferor, the Servicer or any Affiliate of any of the foregoing Persons. In making any such determination, the Indenture Trustee may rely conclusively on the representations of the pledgee and shall not be required to undertake any independent investigation.

“Outstanding Amount” shall mean the aggregate principal amount of all Notes Outstanding at the date of determination and, with respect to the Notes of a particular Series, the aggregate principal amount of all Notes of such Series which are Outstanding at the date of determination.

“Owner Trustee” shall mean Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Paired Series” shall mean (i) each Series which has been paired with another Series (which Series may be prefunded or partially prefunded), such that the reduction of the Invested Amount or Adjusted Invested Amount of such Series results in the increase of the Invested Amount of such other Series, as described in the related Indenture Supplements, and (ii) such other Series.

“Pay Out Event” shall mean, with respect to any Series, a Trust Pay Out Event or a Series Pay Out Event.

“Paying Agent” shall mean any paying agent appointed pursuant to Section 2.08 and shall initially be the Indenture Trustee; provided that if the Indenture Supplement for a Series so provides, a separate or additional Paying Agent may be appointed with respect to such Series.

“Permitted Assignee” shall mean any Person who, if it were to purchase Receivables (or interests therein) in connection with a sale thereof pursuant to Sections 5.05(a)

and 5.16, would not cause the Trust to be taxable as a publicly traded partnership for federal income tax purposes.

“Principal Sharing Series” shall mean a Series that, pursuant to the Indenture Supplement therefor, is entitled to receive Shared Principal Collections. If so specified in the Indenture Supplement for a Group of Series, each such Series may be a Principal Sharing Series only for the other Series in such Group.

“Principal Shortfalls” shall have the meaning specified in subsection 8.05.

“Principal Terms” shall mean, with respect to any Series, (a) the name or designation; (b) the initial principal amount (or method for calculating such amount), the Invested Amount and the Required Transferor Interest; (c) the Note Interest Rate for each Class of Notes of such Series (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating Collections to Noteholders; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the Servicing Fee; (h) the issuer and terms of any form of Series Enhancements with respect thereto; (i) the terms on which the Notes of such Series may be exchanged for Notes of another Series, repurchased by the Transferor or remarketed to other investors; (j) the Final Maturity Date; (k) the number of Classes of Notes of such Series and, if more than one Class, the rights and priorities of each such Class; (1) the extent to which the Notes of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global note or notes, the terms and conditions, if any, upon which such global note may be exchanged, in whole or in part, for Definitive Notes, and the manner in which any interest payable on a temporary or global note will be paid); (m) whether the Notes of such Series may be issued in bearer form and any limitations imposed thereon; (n) the priority of such Series with respect to any other Series; (o) whether such Series will be part of a Group; (p) whether such Series will be a Principal Sharing Series; (q) whether such Series will be an Excess Allocation Series; (r) the Distribution Date; (s) whether such Series will or may be a Paired Series and the Series with which it will be paired, if applicable; and (t) any other terms of such Series.

“Proceeding” shall mean any suit in equity, action at law or other judicial or administrative proceeding.

“Protected Purchaser” shall have the meaning set forth in the New York Uniform Commercial Code.

“Qualified Account” shall mean either (a) a segregated non-interest bearing account with an Eligible Institution or (b) a segregated non-interest bearing trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the unsecured, unguaranteed senior debt securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories that signifies investment grade.

“Rating Agency” shall mean, with respect to any outstanding Series or Class, each rating agency, as specified in the applicable Indenture Supplement, selected by the Transferor to rate the Notes of such Series or Class.

“Rating Agency Condition” shall mean, with respect to any action, that each Rating Agency shall have notified the Transferor, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding Series or Class with respect to which it is a Rating Agency or, with respect to any outstanding Series or Class not rated by any Rating Agency, the written consent of such Series or Class as specified in the Indenture Supplement for such Series.

“Receivables Purchase Agreements” shall have the meaning specified in the Transfer and Servicing Agreement.

“Record Date” shall mean, with respect to any Distribution Date, the last day of the calendar month immediately preceding such Distribution Date unless otherwise specified for a Series in the related Indenture Supplement.

“Redemption Date” shall mean, with respect to any Series, the date or dates, if any, specified in the related Indenture Supplement.

“Registered Notes” shall have the meaning specified in Section 2.01.

“Required Transferor Interest” shall mean, with respect to any date, an amount equal to the product of (i) the Required Transferor Percentage and (ii) the aggregate amount of Principal Receivables.

“Required Transferor Percentage” shall mean the highest Required Transferor Percentage specified in any Indenture Supplement; provided, however, that the Transferor may reduce the Required Transferor Percentage upon (x) thirty (30) days prior written notice to the Indenture Trustee and each Rating Agency, (y) satisfaction of the Rating Agency Condition with respect thereto and (z) delivery to the Indenture Trustee of a certificate of a Vice President or more senior officer of the Transferor stating that the Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter have an Adverse Effect.

“Responsible Officer” shall mean, when used with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee including any vice president, assistant vice president, assistant treasurer, director, managing director, associate, assistant secretary, trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers or to whom any corporate trust matter is referred at the Corporate Trust Office because of such officer’s knowledge of and familiarity with the particular subject.

“Revolving Period” shall have, with respect to each Series, the meaning specified in the related Indenture Supplement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall have the meaning specified in the Transfer and Servicing Agreement.

“Series” shall mean any series of Notes issued pursuant to this Indenture and the related Indenture Supplement.

“Series Account” shall mean any deposit, trust, securities escrow or similar account maintained for the benefit of the Noteholders of any Series or Class, as specified in any Indenture Supplement.

“Series Enhancement” shall mean the rights and benefits provided to the Trust or the Noteholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, collateral invested amount, spread account, reserve account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement or other similar arrangement. The subordination of any Series or Class to another Series or Class shall be deemed to be a Series Enhancement.

“Series Enhancer” shall mean the Person or Persons providing any Series Enhancement, other than (except to the extent otherwise provided with respect to any Series in the Indenture Supplement for such Series) the Noteholders of any Series or Class which is subordinated to another Series or Class.

“Series Issuance Date” shall mean, with respect to any Series, the date on which the Notes of such Series are to be originally issued in accordance with Section 2.12 and the related Indenture Supplement.

“Series Pay Out Event” shall have, with respect to any Series, the meaning specified pursuant to the related Indenture Supplement.

“Servicer” shall mean Sterling Jewelers Inc., an Ohio corporation, and its successors and permitted assigns.

“Shared Excess Finance Charge Collections” shall mean, with respect to any Distribution Date, the aggregate amount for all outstanding Series that the related Indenture Supplements specify are to be treated as “Shared Excess Finance Charge Collections” for such Distribution Date.

“Shared Principal Collections” shall have the meaning specified in Section 8.05.

“Special Funding Account” shall have the meaning set forth in Section 8.03.

“Special Funding Amount” shall mean the amount on deposit in the Special Funding Account.

“Sterling” shall mean Sterling Jewelers Inc., a Delaware corporation.

“Tax Opinion” shall mean, with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of the Notes of any outstanding Series or Class that were characterized as debt at the time of their issuance, (b) such action will not cause the Trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Noteholder.

“Transaction Documents” shall mean, with respect to any Series of Notes, the Certificate of Trust, the Trust Agreement, the Receivables Purchase Agreements, the Transfer and Servicing Agreement, this Indenture, the related Indenture Supplement, the Administration Agreement and such other documents and certificates delivered in connection therewith.

“Transfer Agent and Registrar” shall have the meaning specified in Section 2.05.

“Transfer and Servicing Agreement” shall mean the Transfer and Servicing Agreement, dated as of November 2, 2001, among the Transferor, the Servicer, the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Transfer Date” shall mean the Business Day immediately preceding each Distribution Date.

“Transferor” shall have the meaning specified in the Transfer and Servicing Agreement.

“Transferor Interest” shall mean on any date of determination an amount equal to the difference between (a) the sum of (i) an amount equal to the aggregate balance of Principal Receivables at the end of the day immediately prior to such date of determination plus (ii) the Special Funding Amount at the end of the day immediately prior to such date of determination minus (b) the aggregated Invested Amounts with respect to all Series of Notes issued and outstanding on such date of determination.

“Transferor Percentage” shall mean, on any date of determination, when used with respect to Principal Receivables, Finance Charge Receivables and Defaulted Receivables, a percentage equal to 100% minus the Aggregate Investor Percentage with respect to such category of Receivables.

“Trust” shall mean the Sterling Jewelers Receivables Master Note Trust.

“Trust Agreement” shall mean the Trust Agreement relating to the Trust, dated as of October 18, 2001, between Sterling Jewelers Receivables Corp. and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Trust Indenture Act” or “TIA” shall mean the Trust Indenture Act of 1939, as amended.

“Trust Pay Out Event” shall have, with respect to each Series, the meaning specified in Section 5.01.

“UCC” shall have the meaning specified in the Transfer and Servicing Agreement.

Section 1.02. Other Definitional Provisions.

(a) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the Trust Agreement, the Transfer and Servicing Agreement or the related Indenture Supplement, as applicable.

(b) All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Indenture or in any such certificate or other document shall control.

(d) Any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series.

(e) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(f) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; references to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Indenture unless otherwise specified; and the term “including” means “including without limitation.”

(g)           Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” shall mean the Notes.

“indenture security holder” shall mean a Noteholder.

“indenture to be qualified” shall mean this Indenture.

indenture trustee” or “institutional trustee” shall mean the Indenture Trustee.

“obligor” on the indenture securities shall mean the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

ARTICLE II

THE NOTES

Section 2.01. Form Generally.

Any Series or Class of Notes, together with the Indenture Trustee’s certificate of authentication related thereto, may be issued in bearer form (the “Bearer Notes”) with attached interest coupons and a special coupon (collectively, the “Coupons”) or in fully registered form (the “Registered Notes”) and shall be in substantially the form of an exhibit to the related Indenture Supplement with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or such Indenture Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The terms of any Notes set forth in an exhibit to the related Indenture Supplement are part of the terms of this Indenture, as applicable. Except as otherwise specifically provided in the Indenture Supplement, any Notes that are issued in bearer form pursuant to this Indenture shall be issued in accordance with the requirements of Code section 163(f)(2).

The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by its execution of such Notes.

Each Note will be dated the Closing Date and each Definitive Note will be dated as of the date of its authentication.

Section 2.02. Denominations.

Except as otherwise specified in the related Indenture Supplement and the Notes, each class of Notes of each Series shall be issued in fully registered form in minimum amounts of $1,000 and in integral multiples of $1,000 in excess thereof (except that one Note of each Class may be issued in a different amount, so long as such amount exceeds the applicable minimum denomination for such Class), and shall be issued upon initial issuance as one or more Notes in an aggregate original principal amount equal to the applicable Invested Amount for such Class or Series.

Section 2.03. Execution. Authentication and Delivery.

Each Note shall be executed by manual or facsimile signature on behalf of the Issuer by an Authorized Officer.

Notes bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding the fact that such individual ceased to be so authorized prior to the authentication and delivery of such Notes or does not hold such office at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication and delivery, and the Indenture Trustee upon Issuer Order shall authenticate and deliver such Notes as provided in this Indenture or the related Indenture Supplement and not otherwise.

No Note shall be entitled to any benefit under this Indenture or the applicable Indenture Supplement or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein or in the related Indenture Supplement executed by or on behalf of the Indenture Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.04. Authenticating Agent.

(a) The Indenture Trustee may appoint one or more authenticating agents with respect to the Notes which shall be authorized to act on behalf of the Indenture Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in this Indenture to the authentication of Notes by the Indenture Trustee or the Indenture Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Indenture Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Indenture Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Issuer and the Servicer.

(b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Indenture Trustee or such authenticating agent.

(c) An authenticating agent may at any time resign by giving written notice of resignation to the Indenture Trustee, the Issuer and the Servicer. The Indenture Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Issuer and the Servicer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Indenture Trustee or the Issuer and the Servicer, the Indenture Trustee may promptly appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Issuer and the Servicer.

(d) The Issuer agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section 2.04.

(e) The provisions of Sections 6.01 and 6.04 shall be applicable to any authenticating agent.

(f) Pursuant to an appointment made under this Section 2.04, the Notes may have endorsed thereon, in lieu of or in addition to the Indenture Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:

“This is one of the Notes described in the within-mentioned Indenture.

________________________________

________________________________

as Authenticating Agent

for the Indenture Trustee

By:  ______________________________
Authorized Signatory”

Section 2.05. Registration of and Limitations on Transfer and Exchange of Notes.

The Issuer shall cause to be kept a register (the “Note Register”) in which the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the transfer agent and registrar (in such capacity, the “Transfer Agent and Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Transfer Agent and Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Transfer Agent and Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Transfer Agent and Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of a Transfer Agent and Registrar and of the location, and any change in the location, of the Transfer Agent and Registrar and Note Register. The Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely conclusively upon a certificate executed on behalf of the Transfer Agent and Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and numbers of such Notes.

Upon surrender for registration of transfer of any Note at the office or agency of the Transfer Agent and Registrar, to be maintained as provided in Section 3.02, if the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, and upon receipt of such surrendered Note the Indenture Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes (of the same Series and Class) in any authorized denominations of like aggregate principal amount.

At the option of a Noteholder, Notes may be exchanged for other Notes (of the same Series and Class) in any authorized denominations and of like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, and upon receipt of such surrendered Note the Indenture Trustee shall authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall evidence the same obligations, evidence the same debt, and be entitled to the same rights and privileges under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in a form satisfactory to the Indenture Trustee duly executed by, the Noteholder thereof or its attorney-in-fact duly authorized in writing, and by such other documents as the Indenture Trustee may reasonably require.

The registration of transfer of any Note shall be subject to the additional requirements, if any, set forth in the related Indenture Supplement.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer and Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such Notes.

All Notes surrendered for registration of transfer and exchange shall be canceled by the Issuer and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either. The Indenture Trustee shall destroy the Global Note upon its exchange in full for Definitive Notes and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency referred to in the applicable Indenture Supplement was received with respect to each portion of the Global Note exchanged for Definitive Notes.

Unless otherwise set forth in an Indenture Supplement, the preceding provisions of this Section 2.05 notwithstanding, the Issuer shall not be required to make, and the Transfer Agent and Registrar need not register, transfers or exchanges of Notes for a period of twenty (20) days preceding the due date for any payment with respect to the Note.

Section 2.06. Mutilated. Destroyed. Lost or Stolen Notes.

If (a) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Note, and (b) in case of destruction, loss, or theft there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer, the Noteholders and the Indenture Trustee harmless, then, in the absence of written notice to the Issuer, the Transfer Agent and Registrar or the Indenture Trustee that such Note has been acquired by a Protected Purchaser, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor (including the same date of issuance) and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or within seven (7) days shall be due and payable, or shall have been selected or called for redemption, instead of issuing a replacement Note, the Issuer may pay such Note without surrender thereof, except that any mutilated Note shall be surrendered. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a Protected Purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 2.06, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Transfer Agent and Registrar) connected therewith.

Every replacement Note issued pursuant to this Section 2.06 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute complete and indefeasible evidence of debt of the Trust, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.07. Persons Deemed Owners.

The Indenture Trustee, the Paying Agent, the Note Registrar, the Transferor, the Issuer and any agent of any of them may (a) prior to due presentation of a Registered Note for registration of transfer, treat the Person in whose name any Registered Note is registered as the owner of such Registered Note for the purpose of receiving distributions pursuant to the terms of the applicable Indenture Supplement and for all other purposes whatsoever, and (b) treat the bearer of a Bearer Note or Coupon as the owner of such Bearer Note or Coupon for the purpose of receiving distributions pursuant to the terms of the applicable Indenture Supplement and for all other purposes whatsoever; and, in any such case, neither the Indenture Trustee, the Paying

Agent, the Note Registrar, the Transferor, the Issuer nor any agent of any of them shall be affected by any notice to the contrary.

Section 2.08. Appointment of Paying Agent.

(a) The Issuer reserves the right at any time to vary or terminate the appointment of a Paying Agent for the Notes, and to appoint additional or other Paying Agents, provided that it will at all times maintain the Indenture Trustee as Paying Agent.

Notice of all changes in the identity or specified office of a Paying Agent will be delivered promptly to the Noteholders by the Indenture Trustee.

(b) The Issuer shall cause the Paying Agent (other than the Indenture Trustee) to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Noteholders in trust for the benefit of the Noteholders entitled thereto until such sums shall be paid to such Noteholders and shall agree, and if the Indenture Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Code regarding the withholding by the Indenture Trustee of payments in respect of federal income taxes due from the Beneficial Owners.

Section 2.09. Access to List of Noteholders’ Names and Addresses.

(a) The Transfer Agent and Registrar will furnish or cause to be furnished to the Indenture Trustee, the Servicer, any Noteholder or the Paying Agent, within five (5) Business Days after receipt by the Registrar of a written request therefor from the Indenture Trustee, the Servicer, such Noteholder or the Paying Agent, respectively, a list of the names and addresses of the Noteholders. Unless otherwise provided in the related Indenture Supplement, holders of 10% of the Outstanding Amount of the Notes of any Series (the “Applicants”) may apply in writing to the Indenture Trustee, and if such application states that the Applicants desire to communicate with other Noteholders of any Series with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Indenture Trustee, after having been indemnified to its reasonable satisfaction by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Indenture Trustee and shall give the Servicer notice that such request has been made, within five (5) Business Days after the receipt of such application. Such list shall be as of a date no more than forty-five (45) days prior to the date of receipt of such Applicants’ request.

(b) Every Noteholder, by receiving and holding a Note, agrees that none of the Issuer, the Indenture Trustee, the Transfer Agent and Registrar and the Servicer or any of their respective agents and employees shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the sources from which such information was derived.

Section 2.10. Cancellation.

All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any lawful manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.10, except as expressly permitted by this Indenture. All canceled Notes held by the Indenture Trustee shall be destroyed unless the Issuer shall direct by a timely Issuer Order that they be returned to it.

Section 2.11. Release of Collateral.

If and for so long as this Indenture is required to be qualified under the TIA and subject to Section 12.01, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA §314(c) and, §314(d) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

Section 2.12. New Issuances.

(a) Pursuant to one or more Indenture Supplements, the Transferor may from time to time direct the Owner Trustee in writing, on behalf of the Issuer, to issue one or more new Series of Notes (a “New Issuance”). The Notes of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture and the applicable Indenture Supplement except, with respect to any Series or Class, as provided in the related Indenture Supplement. Interest on the Notes of all outstanding Series shall be paid on each Distribution Date as specified in the Indenture Supplement relating to such outstanding Series. Principal of the Notes of each outstanding Series shall be paid as specified in the Indenture Supplement relating to such outstanding Series.

(b) On or before the Series Issuance Date relating to any new Series of Notes, the parties hereto will execute and deliver an Indenture Supplement which will specify the Principal Terms of such Series. The terms of such Indenture Supplement may modify or amend the terms of this Indenture solely as applied to such new Series. The obligation of the Owner Trustee to execute, on behalf of the Issuer, the Notes of any Series and of the Indenture Trustee to authenticate such Notes and to execute and deliver the related Indenture Supplement (other than any Series issued pursuant to an Indenture Supplement dated as of November 2, 2001) is subject to the satisfaction of the following conditions:

(i) on or before the fifth day immediately preceding the Series Issuance Date the Transferor shall have given the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency written notice (unless such notice requirement is otherwise waived) of such issuance and the Series Issuance Date;

(ii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee any related Indenture Supplement, in form satisfactory to the Owner Trustee (as such and in its individual capacity) and the Indenture Trustee, executed by each party hereto (other than the Indenture Trustee);

(iii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee any related Enhancement Agreement executed by the provider of the credit enhancement and the other parties thereto;

(iv) the Rating Agency Condition shall have been satisfied with respect to such issuance;

(v) such issuance will not result in any Adverse Effect and the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate, dated the Series Issuance Date to the effect that (i) the Transferor reasonably believes that such issuance will not, based on the facts known to such officer at the time of such certification, have an Adverse Effect, and (ii) all conditions precedent to such execution, authentication, and delivery have been satisfied;

(vi) there shall have been delivered to the Owner Trustee and the Indenture Trustee (with a copy to each Rating Agency) a Tax Opinion, dated the Series Issuance Date with respect to such issuance; and

(vii) the aggregate amount of Principal Receivables plus the principal amount of any Participation Interest theretofore conveyed to the Trust as of the Series Issuance Date shall be greater than the Required Minimum Principal Balance and the Transferor Interest shall be greater than the Required Transferor Interest, each as of the Series Issuance Date and after giving effect to such issuance.

Any Note held by the Transferor at any time after the date of its initial issuance may be transferred or exchanged only upon the delivery to the Owner Trustee and the Indenture Trustee of a Tax Opinion dated as of the date of such transfer or exchange, as the case may be, with respect to such transfer or exchange.

(c) Upon satisfaction of the above conditions, pursuant to Section 2.03, the Owner Trustee, on behalf of the Issuer, shall execute and the Indenture Trustee shall authenticate and deliver the Notes of such Series as provided in this Indenture and the applicable Indenture Supplement. Notwithstanding the provisions of this Section 2.12, prior to the execution of any Indenture Supplement (other than any Indenture Supplement dated as of November 2, 2001), the Indenture Trustee and Owner Trustee shall be entitled to receive and rely conclusively upon an Opinion of Counsel stating that the execution of such Indenture Supplement is authorized or permitted by this Indenture and any Indenture Supplement related to any outstanding Series. The Indenture Trustee and Owner Trustee may, but shall not be obligated to, enter into any such Indenture Supplement which adversely affects the Indenture Trustee’s or Owner Trustee’s (as such or in its individual capacity) own rights, duties, benefits, protections, privileges or immunities under this Indenture.

(d) The Issuer may direct the Indenture Trustee in writing to deposit the net proceeds from any New Issuance in the Special Funding Account. The Issuer may also specify that on any Transfer Date the proceeds from the sale of any new Series may be withdrawn from the Special Funding Account and treated as Shared Principal Collections.

Section 2.13. Book-Entry Notes.

Unless otherwise provided in any related Indenture Supplement, the Notes, upon original issuance, shall be issued in the form of typewritten Notes representing the Book-Entry Notes to be delivered to the depository specified in such Indenture Supplement which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of such Series.

The Notes of each Series shall, unless otherwise provided in the related Indenture Supplement, initially be registered in the Note Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency for such Book-Entry Notes and shall be delivered to the Indenture Trustee or, pursuant to such Clearing Agency’s or Foreign Clearing Agency’s instructions held by the Indenture Trustee’s agent as custodian for the Clearing Agency or Foreign Clearing Agency.

Unless and until Definitive Notes are issued under the limited circumstances described in Section 2.15, no Beneficial Owner shall be entitled to receive a Definitive Note representing such Beneficial Owner’s interest in such Note. Unless and until Definitive Notes have been issued to the Beneficial Owners pursuant to Section 2.15:

(a) the provisions of this Section 2.13 shall be in full force and effect with respect to each such Series;

(b) the Indenture Trustee shall be entitled to deal with the Clearing Agency or Foreign Clearing Agency and the Clearing Agency Participants for all purposes of this Indenture (including the payment of principal of and interest on the Notes of each such Series) as the authorized representatives of the Beneficial Owners;

(c) to the extent that the provisions of this Section 2.13 conflict with any other provisions of this Indenture, the provisions of this Section 2.13 shall control with respect to each such Series;

(d) the rights of Beneficial Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the depository agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.15, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Notes to such Clearing Agency Participants; and

(e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of the Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency or Foreign Clearing Agency shall be deemed to represent such percentage only to the extent that they have received instructions to such effect from the Beneficial Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

Section 2.14. Notices to Clearing Agency or Foreign Clearing Agency.

Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 2.15, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency or Foreign Clearing Agency, as applicable, and shall have no obligation to the Beneficial Owners.

Section 2.15. Definitive Notes.

If (i) (a) the Issuer advises the Indenture Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities as Clearing Agency or Foreign Clearing Agency with respect to the Book-Entry Notes of a given Class and (b) the Indenture Trustee or Issuer is unable to locate and reach an agreement on satisfactory terms with a qualified successor, (ii) the Issuer, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to such Class or (iii) after the occurrence of a Servicer Default, Beneficial Owners aggregating a majority of the Outstanding Amount of the Notes (or such other percentage as specified in the related Indenture Supplement) of such Class advise the Indenture Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system is no longer in the best interests of the Beneficial Owners of such Class, the Clearing Agency or Foreign Clearing Agency, as the case may be, shall notify all Beneficial Owners of such Class of the occurrence of such event and of the availability of Definitive Notes to Beneficial Owners of such Class requesting the same. Upon surrender to the Indenture Trustee of the Notes of such Class, accompanied by registration instructions from the applicable Clearing Agency, the Issuer shall execute and the Indenture Trustee shall authenticate Definitive Notes of such Class and shall recognize the registered holders of such Definitive Notes as Noteholders under this Indenture. Neither the Issuer nor the Indenture Trustee shall be liable for any delay in delivery of such instructions, and the Issuer and the Indenture Trustee may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes, and the Indenture Trustee shall recognize the registered holders of the Definitive Notes of such Series as Noteholders of such Series hereunder. Definitive Notes will be transferable and exchangeable at the offices of the Transfer Agent and Registrar.

Section 2.16. Global Note.

If specified in the related Indenture Supplement for any Series, Notes may be initially issued in the form of a single temporary Global Note (the “Global Note”) in bearer form, without interest coupons, in the denomination of the Initial Invested Amount and substantially in the form attached to the related Indenture Supplement. Unless otherwise specified in the related Indenture Supplement, the provisions of this Section 2.16 shall apply to such Global Note. The Global Note will be authenticated by the Indenture Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Notes. The Global Note may be exchanged in the manner described in the related Indenture Supplement for Registered Notes or Bearer Notes in definitive form.

Section 2.17. Meetings of Noteholders.

To the extent provided by the Indenture Supplement for any Series issued in whole or in part in Bearer Notes, the Servicer or the Indenture Trustee may at any time call a meeting of the Noteholders of such Series, to be held at such time and at such place as the Servicer or the Indenture Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Indenture with respect to such Series or in the Notes of such Series, subject to Article X.

Section 2.18. Uncertificated Classes.

Notwithstanding anything to the contrary contained in this Article II or in Article XI, unless otherwise specified in any Indenture Supplement, any provisions contained in this Article II and in Article XI relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Notes shall not be applicable to any uncertificated Notes, provided, however, that, except as otherwise specifically provided in the Indenture Supplement, any such uncertificated Notes shall be issued in “registered form” within the meaning of Code section 163(0(1).

ARTICLE III

COVENANTS OF ISSUER; REPRESENTATIONS AND WARRANTIES OF ISSUER

Section 3.01. Payment of Principal and Interest.

(a) The Issuer will duly and punctually pay principal and interest in accordance with the terms of the Notes as specified in the relevant Indenture Supplement.

(b) The Noteholders of a Series as of the Record Date in respect of a Distribution Date shall be entitled to the interest accrued and payable and principal payable on such Distribution Date as specified in the related Indenture Supplement. All payment obligations under a Note are discharged to the extent such payments are made to the Noteholder of record.

Section 3.02. Maintenance of Office or Agency.

The Issuer will maintain an office or agency within the Borough of Manhattan, City of New York and such other locations as may be set forth in an Indenture Supplement where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee at its Corporate Trust Office to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee and the Noteholders of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee at its Corporate Trust Office as its agent to receive all such presentations, surrenders, notices and demands.

Section 3.03. Money for Note Payments to Be Held in Trust.

As specified in Section 8.03 herein and in the related Indenture Supplement, all payments of amounts due and payable on the Notes which are to be made from amounts withdrawn from the Collection Account, the Special Funding Account or any Series Account shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Collection Account, the Special Funding Account or any Series Account shall be paid over to or at the direction of the Issuer except as provided in this Section 3.03 and in the related Indenture Supplement.

Whenever the Issuer shall have a Paying Agent in addition to the Indenture Trustee, it will, on or before the Business Day next preceding each Distribution Date, direct the Indenture Trustee in writing to deposit with such Paying Agent on or before such Distribution Date an aggregate sum sufficient to pay the amounts then becoming due, such sum to be (i) held in trust for the benefit of Persons entitled thereto and (ii) invested, pursuant to an Issuer Order, by the Paying Agent in an Eligible Investment in accordance with the terms of the related Indenture Supplement. For all investments made by a Paying Agent under this Section 3.03, such Paying Agent shall be entitled to all of the rights and obligations of the Indenture Trustee under the related Indenture Supplement, such rights and obligations being incorporated in this paragraph by this reference.

The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent, in acting as Paying Agent, is an express agent of the Issuer and, further, that such Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Indenture Trustee prompt written notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, and after such notice required with respect to Notes not surrendered for cancellation pursuant to Section 11.02(b) is given, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust, and the Indenture Trustee or such Paying Agent, as the case may be, shall give prompt notice of such occurrence to the Issuer and shall release such money to the Issuer on Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer (and then only to the extent of the amounts so paid to the Issuer) for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The cost of any such notice or publication shall be paid out of funds in the Collection Account or any Series Account held for the benefit of the Noteholders. The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the

Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder). All such unclaimed funds shall remain uninvested and in no event shall the Indenture Trustee be liable for interest thereon.

Section 3.04. Existence.

The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other related instrument or agreement.

Section 3.05. Protection of Trust.

The Issuer will from time to time prepare, or cause to be prepared, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(a) Grant more effectively all or any portion of the Collateral as security for the Notes;

(b) maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(c) perfect, publish notice of, or protect the validity of any Grant made or to be made by this Indenture;

(d) enforce any of the Collateral; or

(e) preserve and defend title to the Collateral securing the Notes and the rights therein of the Indenture Trustee and the Noteholders secured thereby against the claims of all Persons and parties.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section 3.05 upon the written direction or the Issuer or Servicer.

The Issuer shall pay or cause to be paid any taxes levied on all or any part of Receivables securing the Notes.

Section 3.06. Opinions as to Collateral.

(a) On the Series Issuance Date relating to any new Series of Notes, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel (with a copy to each Rating

Agency) either stating that, in the opinion of such counsel, such action has been taken to perfect the lien and security interest of this Indenture, including without limitation with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are so necessary and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to maintain the perfection of such lien and security interest.

(b) On or before April 30 in each calendar year, beginning in 2002, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken to perfect the lien and security interest of this Indenture, including without limitation with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is so necessary and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Indenture until April 30 in the following calendar year.

Section 3.07. Performance of Obligations: Servicing of Receivables.

(a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Transfer and Servicing Agreement or such other instrument or agreement.

(b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

(c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents and in the instruments and agreements relating to the Collateral, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Transfer and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

(d) If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Transfer and Servicing Agreement, the Issuer shall cause the Indenture Trustee to promptly notify the Rating Agencies thereof, and shall cause the Indenture Trustee to specify in such notice the action, if any, being taken with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Transfer and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

(e) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 7.01 of the Transfer and Servicing Agreement, the Servicer shall continue to perform all servicing functions under the Transfer and Servicing Agreement until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee or until a date mutually agreed upon by the Servicer and the Indenture Trustee. As promptly as possible after the giving of a Termination Notice to the Servicer, the Indenture Trustee shall appoint a Successor Servicer, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance with subsection 3.01(b) and Section 5.07 of the Transfer and Servicing Agreement. Notwithstanding the foregoing, the Indenture Trustee shall, if it is legally unable so to act, petition at the expense of the Servicer a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer. The Indenture Trustee shall give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer. Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under the Transfer and Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions thereof, and all references in this Indenture to the Servicer shall be deemed to refer to the Successor Servicer; provided that (I) any failure of such successor to perform such responsibilities or duties that are caused by the Servicer’s failure to provide information or monies required hereunder or under the Transfer and Servicing Agreement shall not be considered a default by its successor and (ii) such successor shall have no liability for actions or inactions of the predecessor servicer. As compensation therefor, such successor shall be entitled to receive any and all compensation which the Servicer would have been entitled to if the Servicer had continued to act hereunder and all reasonable costs and expenses incurred by such successor in connection with the assuming the duties and obligations of the Servicer. In connection with any Termination Notice, the Indenture Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation, subject to the limitations set forth in Section 7.02 of the Transfer and Servicing Agreement.

In no event shall the Indenture Trustee be liable for the Servicing Fee or for the costs and expenses incurred by the successor servicer in connection with its assumption of the duties and obligations of the Servicer.

(f) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee and a majority in Outstanding Amount of the Notes of each Series, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Transfer and Servicing Agreement) or the Transaction Documents (except to the extent otherwise provided in the Transaction Documents), or waive timely performance or observance by the Servicer or the Transferor under the Transfer and Servicing Agreement; and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of; or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee and such Noteholders, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

Section 3.08. Negative Covenants.

So long as any Notes are Outstanding, the Issuer will not:

(a) sell, transfer, exchange, pledge or otherwise dispose of any part of the Collateral except as expressly permitted by this Indenture, any Indenture Supplement, the Trust Agreement or the Transfer and Servicing Agreement;

(b) claim any credit on, or make any deduction from, the principal and interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(c) incur, assume or guarantee any direct or contingent indebtedness other than as contemplated by the Transaction Documents;

(d) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any Lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral; or

(e) voluntarily dissolve or liquidate in whole or in part.

Section 3.09. Statements as to Compliance.

The Issuer will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing within 120 days after the end of the fiscal year 2001), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that

(i) a review of the activities of the Issuer during the 12-month period ending at the end of such fiscal year (or in the case of the fiscal year ending December 31, 2001, the period from the Closing Date to December 31, 2001) and of performance under this Indenture has been made under such Authorized Officer’s supervisions, and

(ii) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.10. Issuer May Consolidate, Etc., Only on Certain Terms.

(a) The Issuer shall not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(1) the Person (if other than the Issuer) formed by or surviving such consolidation or merger or that acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety (i) shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia, (ii) shall not be subject to regulation as an “investment company” under the Investment Company Act and (iii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in a form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default or Pay Out Event shall have occurred and be continuing;

(3) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that (i) such consolidation or merger and such supplemental indenture comply with this Section 3.10, (ii) all conditions precedent in this Section 3.10 relating to such transaction have been complied with (including any filing required by the Exchange Act), and (iii) such supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable against such Person;

(4) the Rating Agency Condition shall have been satisfied with respect to such transaction;

(5) the Issuer shall have received a Tax Opinion and an Opinion of Counsel dated the date of such consolidation or merger (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to any Noteholder;

(6) any action that is necessary to maintain the perfection of the lien and security interest created by this Indenture shall have been taken; and

(7) such action shall not be contrary to the status of the Issuer as a qualified special purpose entity under existing accounting literature.

(b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Collateral, substantially as an entirety to any Person, unless:

(1) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, or the District of Columbia, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes, (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes and (F) not be an “investment company” as defined in the Investment Company Act;

(2) immediately after giving effect to such transaction, no Event of Default or Pay Out Event shall have occurred and be continuing;

(3) the Rating Agency Condition shall have been satisfied with respect to such transaction;

(4) the Issuer shall have received a Tax Opinion and an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to any Noteholder;

(5) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(6) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Section 3.10 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 3.11. Successor Substituted.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Issuer substantially as an entirety in accordance with Section 3.10 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer) or the Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of; the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such conveyance or transfer, the Person named as the Issuer in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Section 3.11 shall be released from its obligations under this Indenture as issued immediately upon the effectiveness of such conveyance or transfer, provided that the Issuer shall not be released from any obligations or liabilities to the Indenture Trustee or the Noteholders arising prior to such effectiveness.

Section 3.12. No Other Business.

The Issuer shall not engage in any business other than the activities set forth in Section 2.03 of the Trust Agreement and all activities incidental thereto or other than as required or authorized by the terms of the Transaction Documents.

Section 3.13. No Borrowing.

The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except as expressly provided for pursuant to the terms of the Transaction Documents and the Notes.

Section 3.14. Servicer’s Obligations.  The Issuer shall cause the Servicer to comply with all of its obligations under the Transaction Documents.

Section 3.15. Guarantees, Loans, Advances and Other Liabilities.

Except as contemplated by this Indenture or the Transfer and Servicing Agreement, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of; or any other interest in, or make any capital contribution to, any other Person.

Section 3.16. Capital Expenditures.

The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.17. Removal of Administrator.

So long as any Notes are outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

Section 3.18. Restricted Payments.

The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof; to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase,, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions as contemplated by, and to the extent funds are available for such purpose under, the Transfer and Servicing Agreement or the Trust Agreement and (y) payments to the Indenture Trustee pursuant to Section 6.07 hereof. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Transaction Documents.

Section 3.19. Notice of Events of Default.

The Issuer agrees to give the Indenture Trustee and the Rating Agencies (with respect to any Series or Class of Notes, as applicable, rated by such Rating Agency) prompt written notice of each Event of Default hereunder and, immediately after obtaining knowledge of any of the following occurrences, written notice of each default on the part of the Servicer or the Transferor of its obligations under the Transfer and Servicing Agreement and each default on the part of a Seller of its obligations under the applicable Receivables Purchase Agreement.

Section 3.20. Further Instruments and Acts.

Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.21. Tax Treatment.

Unless otherwise specified in the applicable Indenture Supplement with respect to a particular Series, the Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income and franchise tax purposes, (i) the Notes will qualify as indebtedness secured by the Receivables and (ii) the Issuer shall not be treated as an association or publicly traded partnership taxable as a corporation. The Issuer, by entering into this Agreement, and each Noteholder, by the acceptance of any such Note (and each beneficial owner of a Note, by its acceptance of an interest in the applicable Note), agree to treat such Notes for federal, state and local income and franchise tax purposes as indebtedness of the Issuer. Each Holder of such Note agrees that it will cause any beneficial owner of such Note acquiring an interest in a Note through it to comply with this Agreement as to treatment of indebtedness under applicable tax law, as described in this Section 3.21. The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 whereby the Issuer or any portion thereof would be treated as a corporation for federal income tax purposes and, except as required by Section 6.13 of this Indenture, shall not file tax returns or obtain any federal employer identification number for the Issuer, but shall treat the Issuer as a security device or disregarded entity for federal income tax purposes. The provisions of this Indenture shall be construed in furtherance of the foregoing intended tax treatment.

Section 3.22. Representations and Warranties of the Issuer.

The Issuer represents and warrants to the Indenture Trustee the following:

(a) this Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables described in the Granting Clauses in favor of the Indenture Trustee, which security interest is prior to all other Liens (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or if the Issuer or a Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto), and is enforceable as such against creditors of and purchasers from the Issuer;

(b) such Receivables constitute “accounts,” “payment intangibles” or “tangible chattel paper” within the meaning of the applicable UCC;

(c) the Issuer owns and has good and marketable title to such Receivables free and clear of any Lien (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or if the Issuer is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto), claim or encumbrance of any Person other than a Transferor;

(d) the Issuer has caused or will have caused, within ten days of this Supplement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Receivables granted to the Indenture Trustee under this Indenture; and

(e) other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of such Receivables. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering such Receivables other than any financing statement (i) relating to the security interest granted to the Indenture Trustee under this Indenture, or (ii) that has been terminated.

The foregoing representations and warranties shall survive the termination of this Indenture and shall not be waived without the written consent of Standard and Poor’s.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of this Indenture.

This Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) the rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.03, 3.07, 3.08, 3.11, 12.16 and 3.12, (e) the rights and immunities of the Indenture Trustee hereunder, including the rights of the Indenture Trustee under Section 6.07, and the obligations of the Indenture Trustee under Section 4.02, and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee and payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes when:

(i) either

(A) all Notes theretofore authenticated and delivered (other than (1) Notes which have been destroyed, lost or stolen and which have been replaced, or paid as provided in Section 2.06, and (2) Notes for whose full payment (principal and interest) money is held in trust by the Indenture Trustee) have been delivered to the Indenture Trustee for cancellation; or

(B) all Notes not theretofore delivered to the Indenture Trustee for cancellation:

(1)           have become due and payable;

(2)           will become due and payable at the Final Maturity Date for such Class or Series of Notes; or

(3)           are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer;

and the Issuer, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee either from proceeds of another Series of Notes issued under this Indenture, collections of Principal Receivables allocated for such purpose or from other sources which do not include any amounts contributed directly or indirectly by or derived from funds of any Transferor, any Affiliate of a Transferor or an agent of a Transferor cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due at the Final Maturity Date for such Class or Series of

Notes or the Redemption Date (if Notes shall have been called for redemption pursuant to the related Indenture Supplement), as the case may be;

(ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(iii) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 12.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Section 4.02. Application of Trust Money.

All monies deposited with the Indenture Trustee pursuant to Section 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes, this Indenture and the applicable Indenture Supplement, to make payments, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders and for the payment in respect of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or in the Transfer and Servicing Agreement or required by law.

ARTICLE V

PAY OUT EVENTS, DEFAULTS AND REMEDIES

Section 5.01. Pay Out Events.

If any one of the following events (each, a “Trust Pay Out Event”) shall occur:

(a) the occurrence of an Insolvency Event relating to the Transferor or any Seller;

(b) a Transfer Restriction Event shall occur; or

(c) the Trust shall become subject to regulation by the Securities and Exchange Commission as an “investment company” within the meaning of the Investment Company Act;

then a Pay Out Event with respect to all Series of Notes shall occur without any notice or other action on the part of the Indenture Trustee or the Noteholders immediately upon the occurrence of such event.

Upon the occurrence of a Pay Out Event, an Amortization Period shall commence and payment on the Notes of each Series will be made in accordance with the terms of the related Indenture Supplement.

Section 5.02. Events of Default.

“Event of Default,” wherever used herein, shall mean with respect to any Series the occurrence and continuation of any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of the principal of any Note of that Series, if and to the extent not previously paid, when the same becomes due and payable; or

(b) default in the payment of any interest on any Note of that Series when the same becomes due and payable, and such default shall continue for a period of thirty-five (35) days; or

(c) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture made in respect of the Notes of such Series (other than a covenant, or agreement, a default in the observance or performance of which is elsewhere in this Section 5.02 specifically dealt with) (all of such covenants and agreements in this Indenture which are not expressly stated to be for the benefit of a particular Series being deemed to be in respect of the Notes of all Series for this purpose), and such default shall continue or not be cured for a period of sixty (60) days after there shall have been given, by registered or certified mail, return receipt requested to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 50% of the Outstanding Amount of the Notes of such Series, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder and, as a result of such default, the interests of the Holders of the Notes are materially and adversely affected and continue to be materially and adversely affected during the 60-day period; or

(d) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

(e) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment of or the taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator or similar official of the Issuer, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay, or the admission in writing by the Issuer of its inability to pay, its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

The Issuer shall deliver to the Indenture Trustee, within five (5) days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.03. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default described in paragraph (a), (b) or (c) of Section 5.02 should occur and be continuing with respect to a Series, then and in every such case the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of such Series may declare all the Notes of such Series to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if declared by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

If an Event of Default described in paragraph (d) or (e) of Section 5.02 should occur and be continuing, then the unpaid principal of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall automatically become, and shall be deemed to be declared, due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes of such Series, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.04. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of thirty-five (35) days following the date on which such interest became due and payable, or (ii) default is made in the payment of principal of any Note, if and to the extent not previously paid, when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of the Notes of the affected Series, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, interest upon overdue installments of interest, at the applicable Note Interest Rate borne by the Notes of such Series, and in addition thereto will pay such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a

Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

(c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.05, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders of the affected Series, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes of the affected Series, or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or in case a receiver, conservator, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator, custodian or other similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes of such Series, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes of such Series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders of such Series allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes of such Series in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders of such Series and of the Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes of such Series allowed in any judicial Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, conservator, liquidator, custodian, assignee, sequestrator or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Holders of the Notes of the affected Series as provided herein.

(g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes of the affected Series, and it shall not be necessary to make any such Noteholder a party to any such Proceedings.

Section 5.05. Remedies; Priorities.

(a) If an Event of Default shall have occurred and be continuing with respect to any Series, and the Notes of such Series have been accelerated pursuant to Section 5.03, the Indenture Trustee may do one or more of the following (subject to Sections 5.06 and 12.16):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes of the affected Series or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

(ii) subject to the last paragraph of this subsection 5.05(a), take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes of the affected Series;

(iii) at the written direction of the Holders of a majority of the Outstanding Amount of such Notes, cause the Issuer to sell Principal Receivables in an amount equal to the Invested Amount with respect to the accelerated Series and the related Finance Charge Receivables (or interests therein) in accordance with Section 5.16 hereof;

provided, however, that the Indenture Trustee may not exercise the remedy described in subparagraph (iii) above unless (A) the Holders of 100% of the Outstanding Amount of the Notes of the affected Series consent thereto, (B) the Indenture Trustee determines that any proceeds of such exercise distributable to the Noteholders of the affected Series are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest or (C) the Indenture Trustee determines that the Collateral may not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of at least 66-2/3% of the Outstanding Amount of each Class of the Notes of such Series. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

The remedies provided in this Section 5.05(a) are the exclusive remedies provided to the Noteholders with respect to an Event of Default and each of the Noteholders (by their acceptance of their respective interests in the Notes) and the Indenture Trustee hereby expressly waive any other remedy that may be available under the applicable UCC.

(b) If the Indenture Trustee collects any money or property pursuant to this Article V following the acceleration of the maturities of the Notes of the affected Series pursuant to Section 5.03 (so long as such declaration shall not have been rescinded or annulled), it shall pay out the money or property in the following order:

FIRST:  to the Indenture Trustee for amounts due pursuant to Section 6.07;

SECOND:  to Holders of Notes of such Series for amounts due and unpaid on such Notes for interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind except for preferences or priorities specified in and in accordance with the related Indenture Supplement, according to the amounts due and payable on such Notes for interest according to the terms of the related Indenture Supplement;

THIRD:  to Holders of Notes of such Series for amounts due and unpaid on such Notes for principal, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind except for preferences or priorities specified in and in accordance with the related Indenture Supplement, according to the amounts due and payable on such Notes for principal according to the terms of the related Indenture Supplement;

FOURTH: to any Series Enhancer for such Series for amounts due and unpaid to such Series Enhancer under the Series Enhancement, in respect of which or for the benefit of which such money has been collected, according to the terms of the Series Enhancement; and FIFTH: to the Issuer for distribution pursuant to Article IV of the related Indenture Supplement.

(c) In addition to the application of money or property referred to in Section 5.05(b) for an accelerated Series, amounts then held in the Collection Account, Special Funding Account or Series Accounts for such Series and any amounts available under the Series Enhancement for such Series shall be used to make payments to the Holders of the Notes of such Series and the Series Enhancer for such Series in accordance with the terms of this Indenture, the related Indenture Supplement and the Series Enhancement for such Series. Following the sale of the Collateral (or portion thereof) for a Series and the application of the proceeds of such sale to such Series and the application of the amounts then held in the Collection Account, the Special Funding Account and any Series Accounts for such Series as are allocated to such Series and any amounts available under the Series Enhancement for such Series, such Series shall no longer be entitled to any allocation of Collections or other property constituting the Collateral under this Indenture and the Notes of such Series shall no longer be Outstanding.

(d) The Indenture Trustee may, upon notification to the Issuer, fix a record date and payment date for any payment to Noteholders of the affected Series pursuant to this Section 5.05. At least fifteen (15) days before such record date, the Indenture Trustee shall mail or send by facsimile to each such Noteholder a notice that states the record date, the payment date and the amount to be paid.

Section 5.06. Optional Preservation of the Collateral.  If the Notes of any Series have been declared to be due and payable under Section 5.03 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, and the Indenture Trustee has not received written directions from the Noteholders pursuant to Section 5.12, the Indenture Trustee may, but need not, elect to maintain possession of the portion of the Collateral which secures such Notes. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

Section 5.07. Limitation on Suits.

No Noteholder shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) the Holders of not less than 25% of the Outstanding Amount of any affected Series of Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as indenture trustee;

(b) such Noteholder or Noteholders has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(c) such Noteholder or Noteholders has offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Indenture Trustee for sixty (60) days after its receipt of such request and offer of indemnity has failed to institute any such Proceeding; and

(e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by a majority of the Outstanding Amount of the Notes of such Series;

it being understood and intended that no one or more Noteholders of the affected Series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders of such Series or to obtain or to seek to obtain priority or preference over any other Noteholders of such Series or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two (2) or more groups of Noteholders of such affected Series, each representing less than a majority of the Outstanding Amount of such Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.08. Unconditional Rights of Noteholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, each Holder of a Note shall have the right which is absolute and unconditional to receive payment of the principal of and interest in respect of such Note as such principal and interest becomes due and payable and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

Section 5.09. Restoration of Rights and Remedies.

If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative.

No right, remedy, power or privilege herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right, remedy, power or privilege, and every right, remedy, power or privilege shall, to the extent permitted by law, be cumulative. The assertion or exercise of any right or remedy shall not preclude any other further assertion or the exercise of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver.

No failure to exercise and no delay in exercising, on the part of the Indenture Trustee or of any Noteholder or other Person, any right or remedy occurring hereunder upon any Event of Default shall impair any such right or remedy or constitute a waiver thereof of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.12. Rights of Noteholders to Direct Indenture Trustee.

A majority of the Outstanding Amount of the Notes of any affected Series (if an Event of Default with respect to such Series has occurred and is continuing) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes; provided, however, that subject to Section 6.01:

(a) the Indenture Trustee shall have the right to decline any such direction if the Indenture Trustee, after being advised by counsel, determines that the action so directed is in conflict with any rule of law or with this Indenture, and

(b) the Indenture Trustee shall have the right to decline any such direction if the Indenture Trustee in good faith shall, by a Responsible Officer of the Indenture Trustee, determine that the Proceedings so directed would be illegal or involve the Indenture Trustee in personal liability or be unjustly prejudicial to the Noteholders not parties to such direction.

Section 5.13. Waiver of Past Defaults.

Prior to the declaration of the acceleration of the maturity of the Notes of the affected Series as provided in Section 5.03, a majority of the Outstanding Amount of the Notes of such Series may, on behalf of all such Noteholders, waive in writing any past default with respect to such Notes and its consequences, except a default:

(a) in the payment of the principal or interest in respect of any Note of such Series, or

(b) in respect of a covenant or provision hereof that under Section 10.02 hereof cannot be modified or amended without the consent of the Noteholder of each Outstanding Note affected.

Upon any such written waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14. Undertaking for Costs.

All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders (in compliance with Section 5.08 hereof), holding in the aggregate more than 10% of the principal balance of the Outstanding Notes of the affected Series, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal or interest in respect of any Note on or after the Distribution Date on which any of such amounts was due (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.15. Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may adversely affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.16. Sale of Receivables.

(a) If the Receivables are to be sold under the terms of Section 5.05(a)(iii), the Indenture Trustee shall, unless another method of sale is directed in writing by the holders of a majority of the Outstanding Notes, use its best efforts to sell, dispose or otherwise liquidate the Receivables by the solicitation of competitive bids and on terms equivalent to the best purchase offer as determined by the Indenture Trustee. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any sale.

(b) The Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer in connection with any sale of Receivables pursuant to Section 5.05(a)(iii). No purchaser or transferee at any such sale shall be bound to ascertain the Indenture

Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(c) In its exercise of the foreclosure remedy pursuant to Section 5.05(a)(iii), the Indenture Trustee shall solicit bids from Permitted Assignees for the sale of Principal Receivables in an amount equal to the Invested Amount with respect to the affected Series of Notes at the time of sale and the related Finance Charge Receivables (or interests therein). The Indenture Trustee shall sell such Receivables (or interests therein) to the bidder with the highest cash purchase offer. The proceeds of any such sale shall be applied in accordance with Section 5.05(b).

Section 5.17. Action on Notes.

The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied as specified in the applicable Indenture Supplement.

Section 5.18. Indenture Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under the Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders and any other parties entitled thereto pursuant to the applicable Indenture Supplement in respect of which such judgment has been obtained.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01. Duties of the Indenture Trustee.

(a) If an Event of Default has occurred and is continuing with respect to a Series of Notes and a Responsible Officer shall have actual knowledge or written notice of such Event of Default, the Indenture Trustee shall, prior to the receipt of written directions, if any, from a majority of the Outstanding Amount of the Notes of such Series, exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii) in the absence of bad faith or negligence on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, the Indenture Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provision of this Indenture or any Indenture Supplement, shall examine them to determine whether they substantially conform to the requirements of this Indenture or any Indenture Supplement. The Indenture Trustee shall give prompt written notice to the Noteholders of such Series and each Rating Agency of any material lack of conformity of any such instrument to the applicable requirements of this Indenture or any Indenture Supplement discovered by the Indenture Trustee which would entitle a majority of the Outstanding Amount of the Notes of such Series to take any action pursuant to this Indenture or any Indenture Supplement.

(c) In case a Pay Out Event has occurred and is continuing with respect to a Series and a Responsible Officer shall have actual knowledge or written notice of such Pay Out Event, the Indenture Trustee shall, prior to the receipt of directions, if any, from a majority of the Outstanding Amount of the Notes of such Series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(d) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection (d) shall not be construed to limit the effect of subsection (a) of this Section 6.01;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture and/or the direction of a majority of the Outstanding Amount of the Notes of each outstanding Series of Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or for exercising any trust or power conferred upon the Indenture Trustee, under this Indenture. The Indenture Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Issuer, the Servicer, the Transferor or the Trust in compliance with the terms of this Indenture or any Indenture Supplement.

(e) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

(f) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to subsections (a), (b), (c) and (d) of this Section 6.01.

(g) Except as expressly provided in this Indenture or the Transfer and Servicing Agreement, the Indenture Trustee shall have no power to vary the Collateral, including, without limitation, by (i) accepting any substitute payment obligation for a Receivable initially transferred to the Trust under the Transfer and Servicing Agreement, (ii) adding any other investment, obligation or security to the Trust or (iii) withdrawing from the Trust any Receivable.

(h) The Indenture Trustee shall have no responsibility or liability for investment losses on Eligible Investments.

(i) The Indenture Trustee shall notify each Rating Agency immediately of the occurrence of any Event of Default or Pay Out Event of which the Indenture Trustee has actual knowledge.

(j) For all purposes under this Indenture, the Indenture Trustee shall not be deemed to have notice or knowledge of any Event of Default, Pay Out Event or Servicer Default unless a Responsible Officer assigned to and working in the Corporate Trust Office of the Indenture Trustee has actual knowledge thereof or has received written notice thereof. For purposes of determining the Indenture Trustee’s responsibility, and liability hereunder, any reference to an Event of Default, Pay Out Event or Servicer Default shall be construed to refer only to such event of which the Indenture Trustee is deemed to have notice as described in this subsection 6.01(j).

Section 6.02. Notice of Pay Out Event or Event of Default.

Upon the occurrence of any Pay Out Event or Event of Default of which a Responsible Officer has actual knowledge or has received notice thereof, the Indenture Trustee shall transmit by mail to all Noteholders as their names and addresses appear on the Note Register and the Rating Agencies, notice of such Pay Out Event or Event of Default hereunder known to the Indenture Trustee within thirty (30) days after it occurs or within ten (10) Business Days after it receives such notice or obtains actual notice, if later.

Section 6.03. Rights of Indenture Trustee.

Except as otherwise provided in Section 6.01 hereof:

(a) The Indenture Trustee may conclusively rely and shall fully be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) Except during the continuance of an Event of Default, whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence is specifically prescribed herein) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate of the Issuer;

(c) As a condition to the taking, suffering or omitting of any action by it hereunder, the Indenture Trustee may consult with Independent counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to honor the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(e) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Servicer, personally or by agent or attorney upon reasonable notice;

(f) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Indenture Trustee shall not be responsible for (i) any misconduct or negligence on the part of any agent, attorney, custodians or nominees appointed with due care by it hereunder or (ii) the supervision of such agents, attorneys, custodians or nominees after such appointment with due care;

(g) The Indenture Trustee shall not be liable for any actions taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights conferred upon the Indenture Trustee by this Indenture; and

(h) In the event that the Indenture Trustee is also acting as Paying Agent and Transfer Agent and Registrar, the rights and protections afforded to the Indenture Trustee pursuant to this Article VI shall also be afforded to such Paying Agent and Transfer Agent and Registrar.

(i) The Indenture Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Servicer. In no event shall the Indenture Trustee be liable for the selection of investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment at the written direction of the Servicer prior to its stated maturity or the failure of the Servicer to provide timely written investment direction.

Section 6.04. Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the certificate of authentication of the Indenture Trustee, shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of the Agreement, the Notes, or any related document. The Indenture Trustee shall not be accountable for the use or application by the Issuer of the proceeds from the Notes.

Section 6.05. May Hold Notes.

The Indenture Trustee, any Paying Agent, Transfer Agent and Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not Indenture Trustee, Paying Agent, Transfer Agent and Registrar or such other agent.

Section 6.06. Money Held in Trust.

Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds held by the Indenture Trustee in trust hereunder except to the extent required herein or required by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon in writing by the Indenture Trustee and the Issuer.

Section 6.07. Compensation, Reimbursement and Indemnification.

The Servicer shall pay to the Indenture Trustee from time to time reasonable compensation for all services rendered by the Indenture Trustee under this Agreement (which compensation shall not be limited by any law on compensation of a trustee of an express trust). The Servicer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include without limitation the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts, but not overhead. Pursuant to the Transfer and Servicing Agreement, the Issuer shall direct the Servicer to indemnify and the Servicer shall indemnify the Indenture Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including the fees of either in-house counsel or outside counsel, but not both) of whatever kind or nature regardless of their merit incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Servicer promptly of any claim of which a Responsible Officer has actual knowledge for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Servicer shall not relieve the Issuer or the Servicer of its obligations hereunder unless such loss, liability or expense could have been avoided with such prompt notification and then only to the extent of such loss, expense or liability which could have been so avoided. Notwithstanding the foregoing, the Servicer shall defend any claim against the Indenture Trustee; if the Servicer does not so defend, the Indenture Trustee may have separate counsel and, if it does, the Servicer shall pay the fees and expenses of such counsel. The Servicer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

The Servicer’s payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and the earlier removal or resignation of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in subsection 5.02(d) or (e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Notwithstanding anything herein to the contrary, the Indenture Trustee’s right to enforce any of the Servicer’s payment obligations pursuant to this Section 6.07 shall be subject to the provisions of Section 12.16.

Section 6.08. Replacement of Indenture Trustee.

No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by giving thirty (30) days written notice to the Issuer and the Rating Agencies. A majority of the Outstanding Amount of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and the Rating Agencies in writing and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i) the Indenture Trustee fails to comply with Section 6.11;

(ii) the Indenture Trustee is adjudged bankrupt or insolvent;

(iii) a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer takes charge of the Indenture Trustee or its property or its affairs for the purpose of rehabilitation, conservation or liquidation; or

(iv) the Indenture Trustee otherwise becomes legally unable to act.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Administrator and the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this

Indenture. The successor Indenture Trustee shall mail a notice of its succession to all of the Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of the Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.08, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.09. Successor Indenture Trustee by Merger.

If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prompt written notice of any such transaction.

In case at the time such successor or successors by merger, conversion, consolidation or transfer to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable; provided, however, that the Indenture Trustee shall exercise due care in the appointment of any co-trustee. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6,08 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11. Eligibility: Disqualification.

The Indenture Trustee shall at all times satisfy the requirements of TIA §310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and its long-term unsecured debt shall be rated at least Baa3 by Moody’s or BBB- by Standard & Poor’s. The Indenture Trustee shall comply with TIA §310(b), including the optional provision permitted by the second sentence of TIA §310(b)(9); provided, however, that TIA §310(b) shall not apply or otherwise operate to disqualify the Indenture Trustee for a conflicting interest, if any, which arises as a result of serving as Indenture Trustee in respect of multiple Series of Notes issued hereunder and/or multiple Classes with differing priorities within one or more Series.

Section 6.12. Preferential Collection of Claims Against.  The Indenture Trustee shall comply with TIA §311(a), excluding any creditor relationship listed in TIA §311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated.

Section 6.13. Tax Returns.

In the event the Trust shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared such tax returns and shall provide such tax returns to the Owner Trustee for signature at least five (5) days before such tax returns are due to be filed or as soon as practicable after the Servicer is made aware of the duty to file such returns. The Servicer, in accordance with the terms of each Indenture Supplement, shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Owner Trustee at least five (5) days prior to the date it is required by law to be distributed to Noteholders. The Owner Trustee, upon written request, will furnish the Servicer with all such information known to the Owner Trustee as may be reasonably requested and required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. In no event shall the Owner Trustee or the Servicer be personally liable for any liabilities, costs or expenses of the Trust or any Noteholder arising under any tax law, including without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

Section 6.14. Representations and Covenants of the Indenture Trustee.

The Indenture Trustee represents, warrants and covenants that as of each Closing Date:

(i) The Indenture Trustee is a banking corporation duly organized and validly existing under the laws of the State of New York;

(ii) (ii)           The Indenture Trustee has full power and authority to execute, deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and other Transaction Documents to which it is a party; and

(iii) Each of this Indenture and other Transaction Documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms.

Section 6.15. Custody of the Collateral.

The Indenture Trustee shall hold such of the Collateral as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York. The Indenture Trustee shall hold such of the Collateral as constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (b) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as financial assets, (d) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (e) such securities intermediary will not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by such other person or entity, (f) such securities accounts and the property credited thereto shall not be subject to any lien, security interest, or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Indenture Trustee), and (g) such agreement shall be governed by the laws of the State of New York. Terms used in the preceding sentence that are defined in the New York UCC and not otherwise defined, herein shall have the meaning set forth in the New York UCC. Except as permitted by this Section 6.15, the Indenture Trustee shall not hold any part of the Collateral through an agent or a nominee.

ARTICLE VII

NOTEHOLDERS’ LIST AND REPORTS BY INDENTURE TRUSTEE AND ISSUER

Section 7.01. Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders.

The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) upon each transfer of a Note, a list, in such form as the Indenture Trustee may reasonably require, of the names, addresses and taxpayer identification numbers of the Noteholders as they appear on the Note Register as of the most recent Record Date, and (b) at such other times, as the Indenture Trustee may request in writing, within ten (10) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that for so long as the Indenture Trustee is the Transfer Agent and Registrar, no such list shall be required to be furnished.

Section 7.02. Preservation of Information: Communications to Noteholders.

(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names, addresses and taxpayer identification numbers of the Noteholders received by the Indenture Trustee in its capacity as Transfer Agent and Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) Noteholders may communicate, pursuant to TIA §312(b), with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c) The Issuer, the Indenture Trustee and the Transfer Agent and Registrar shall have the protection of TIA §312(c).

Section 7.03. Reports by Issuer.

(a) If this Indenture is qualified under the TIA, the Issuer shall:

(i) file with the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA §313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this subsection 7.03(a) as may be required by rules and regulations prescribed from time to time by the Commission.

(b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

Section 7.04. Reports by Indenture Trustee.

If required by TIA §313(a), within sixty (60) days after each April 30, the Indenture Trustee shall mail to each Noteholder as required by TIA §313(c) a brief report dated as of such date that complies with TIA §313(a). The Indenture Trustee also shall comply with TIA §313(b), if required.

ARTICLE VIII

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 8.01. Collection of Money.

Except as otherwise expressly provided herein and in the related Indenture Supplement, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall hold all such money and property received by it in trust for the Noteholders and shall apply it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under the Transfer and Servicing Agreement or any other Transaction Document, the Indenture Trustee may, and upon the written request of a majority of the Holders of the Outstanding Amount of the Notes of an affected Series shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Pay Out Event or a Default or Event of Default under this Indenture and to proceed thereafter as provided in Article V hereof.

Section 8.02. Rights of Noteholders.

The Collateral shall secure the obligation of the Trust to pay to the Holders of the Notes of each Series principal and interest and other amounts payable pursuant to this Indenture and the related Indenture Supplement. Except as specifically set forth in the Indenture Supplement with respect thereto, the Notes of any Series or Class shall not have rights to payment from any Series Account or Series Enhancement allocated for the benefit of any other Series or Class.

Section 8.03. Establishment of Collection Account and Special Funding Account.

The Servicer, for the benefit of the Noteholders, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, on behalf of the Trust, a Qualified Account (including any subaccount thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders (the “Collection Account”). The Indenture Trustee shall possess all right, title and interest in all monies, instruments, investment property, documents, certificates of deposit and other property credited from time to time to the Collection Account and in all proceeds, earnings, income, revenue, dividends and distributions thereof for the benefit of the Noteholders.

The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. Except as expressly provided in this Indenture and the Transfer and Servicing Agreement, the Servicer agrees that it shall have no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds held in the Collection Account for any amount owed to it by the Indenture Trustee, the Trust, any Noteholder or any Series Enhancer. If, at any time, the Collection Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf) shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new Collection Account meeting the conditions specified above, transfer any monies, documents, instruments, investment property, certificates of deposit and other property to such new Collection Account and from the date such new Collection Account is established, it shall be the “Collection Account.” Pursuant to the authority granted to the Servicer in subsection 3.01(b) of the Transfer and Servicing Agreement, the Servicer shall have the power, revocable by the Indenture Trustee in writing, to make withdrawals and payments from the Collection Account and to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the Servicer’s or the Indenture Trustee’s duties hereunder and under the Transfer and Servicing Agreement, as applicable. The Servicer shall reduce deposits into the Collection Account payable by the Transferor on any Deposit Date or on the related Distribution Date to the extent the Transferor is entitled to receive funds from the Collection Account on such Deposit Date, but only to the extent such reduction would not reduce the Transferor Interest to an amount less than the Required Transferor Interest.

Funds on deposit in the Collection Account (other than investment earnings and amounts deposited pursuant to Section 2.06, 6.01, or 7.01 of the Transfer and Servicing Agreement or Section 11.02 of this Indenture) shall at the written direction of the Servicer be invested by the Indenture Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders pursuant to Section 6.15. Investments of funds representing Collections collected during any Monthly Period shall be invested in Eligible Investments that will mature so that such funds will be available no later than the close of business on each monthly Transfer Date following such Monthly Period in amounts sufficient to the extent of such funds to make the required distributions on the following Distribution Date. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee may sell, liquidate or dispose of any such Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be paid to the Transferor, except as otherwise specified in any Indenture Supplement. The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 8.03 nor for the selection of Eligible Investments in accordance with the provisions of this Indenture and any Indenture Supplement.

The Servicer, for the benefit of the Noteholders, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, on behalf of the Trust, a Qualified Account (including any subaccounts thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders (the “Special Funding Account”). The Indenture Trustee shall possess all right, title and interest in all monies, instruments, investment property, documents, certificates of deposit and other property credited from time to time to the Special Funding Account and in all proceeds, dividends, distributions, earnings, income and revenue thereof for the benefit of the Noteholders. The Special Funding Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. Except as expressly provided in this Indenture and the Transfer and Servicing Agreement, the Servicer shall have no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Special Funding Account for any amount owed to it by the Indenture Trustee, the Trust, any Noteholder or any Series Enhancer. If, at any time, the Special Funding Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf) shall within ten (10) Business Days

(or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new Special Funding Account meeting the conditions specified above, transfer any monies, documents, instruments, investment property, certificates of deposit and other property to such new Special Funding Account and from the date such new Special Funding Account is established, it shall be the “Special Funding Account.”

Funds on deposit in the Special Funding Account shall at the written direction of the Servicer be invested by the Indenture Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders pursuant to Section 6.15. Funds on deposit in the Special Funding Account on any Distribution Date will be invested in Eligible Investments that will mature so that such funds will be available no later than the close of business on the Transfer Date following such Monthly Period. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee may sell, liquidate or dispose of any such Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment and funds deposited in the Special Funding Account on a Transfer Date with respect to the immediately succeeding Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Special Funding Account shall be treated as Collections of Finance Charge Receivables with respect to the last day of the related Monthly Period except as otherwise specified in the related Indenture Supplement. On each Business Day on which funds are on deposit in the Special Funding Account and on which no Series is in an Accumulation Period or Amortization Period, the Servicer shall determine the amount (if any) by which the Transferor Interest exceeds the Required Transferor Interest on such date and shall instruct the Indenture Trustee to withdraw any such excess from the Special Funding Account and pay such amount to the Holders of the Transferor Certificates; provided, however, that, if an Accumulation Period or Amortization Period has commenced and is continuing with respect to one or more outstanding Series, any funds on deposit in the Special Funding Account shall be treated as Shared Principal Collections and shall be allocated and distributed in accordance with Section 8.05 and the terms of each Indenture Supplement.

Section 8.04. Collections and Allocations.

(a) The Servicer will apply or will instruct the Indenture Trustee in writing to apply all funds on deposit in the Collection Account as described in this Article VIII and in each Indenture Supplement. Except as otherwise provided below, the Servicer shall deposit Collections into the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following the Date of Processing. Subject to the express terms of any Indenture Supplement, but notwithstanding anything else in this Indenture or the Transfer and Servicing Agreement to the contrary, for so long as any of the following conditions are satisfied: (i) Sterling remains the Servicer and maintains a commercial paper rating of not less than A-1 by Standard & Poor’s and not less than the highest short-term category by each other Rating Agency that then rates the short-term obligations of Sterling, or (ii) any other arrangements are made such that the Rating Agency

Condition is satisfied with respect thereto, the Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding sentence, but may make a single deposit in the Collection Account in immediately available funds not later than 1:00 p.m., New York City time, on the Transfer Date relating to the Distribution Date following the Monthly Period with respect to which such deposit relates. Subject to the first proviso in Section 8.05, but notwithstanding anything else in this Indenture or the Transfer and Servicing Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make deposits of Collections pursuant to the first or the second preceding sentence, (x) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on or prior to the related Distribution Date to Noteholders or to any Series Enhancer pursuant to the terms of any Indenture Supplement or Enhancement Agreement and (y) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (x) above, the Servicer will be permitted to withdraw the excess from the Collection Account and pay such amounts pursuant to the terms of the Transaction Documents. Subject to the immediately preceding sentence, the Servicer may retain its Servicing Fee with respect to a Series and shall not be required to deposit it in the Collection Account. To the extent that, in accordance with this subsection 8.04(a), the Servicer has retained amounts which would otherwise be required to be deposited into the Collection Account or any Series Account with respect to any Monthly Period, the Servicer shall be required to deposit such amounts in the Collection Account or such Series Account on the related Distribution Date to the extent necessary to make required distributions on the related Distribution Date, including any amounts which are required to be applied as Reallocated Principal Collections, and pay any amounts remaining after making such deposit pursuant to the terms of the Transaction Documents.

(b) Collections of Finance Charge Receivables, Principal Receivables and Defaulted Receivables will be allocated to each Series of Notes and to the Holders of the Transferor Certificates in accordance with this Article VIII and each Indenture Supplement and amounts so allocated to any Series will not, except as specified in the related Indenture Supplement, be available to the Noteholders of any other Series. Allocations of the foregoing amounts between the Holders of the Notes and the Holders of the Transferor Certificates, among the Series and among the Classes in any Series, shall be set forth in the related Indenture Supplement or Indenture Supplements.

Section 8.05. Shared Principal Collections.

On each Distribution Date, (a) the Servicer shall allocate Shared Principal Collections (as described below) to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (b) the Servicer shall withdraw from the Collection Account and pay to the Holders of the Transferor Certificates an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Indenture Supplements specify are to be treated as “Shared Principal Collections” for such Distribution Date over (y) the aggregate amount for all outstanding Series which the related Indenture Supplements specify are “Principal Shortfalls” for such Series and for such Distribution Date; provided, however, that if the Transferor Interest as of such Distribution Date (determined after giving effect to the Principal Receivables or

Participation Interests transferred to the Trust on such date) is less than the Required Transferor Interest, the Servicer will not distribute to the Holders of the Transferor Certificates any such amounts that otherwise would be distributed to the Holders of the Transferor Certificates, but shall deposit such funds in the Special Funding Account. The Transferor may, at its option, instruct the Indenture Trustee in writing to deposit Shared Principal Collections which are otherwise payable to the Holders of the Transferor Certificates pursuant to the provisions set forth above into the Special Funding Account. Notwithstanding the foregoing, a Group of Series may specify in their related Indenture Supplements that Shared Principal Collections from such Series shall be allocated as provided above but only among the Series in such Group.

Section 8.06. Additional Withdrawals from the Collection Account.

On or before the Determination Date with respect to any Monthly Period, the Servicer shall determine the amounts payable to Sterling or any other Account Owner with respect to such Monthly Period under the applicable Receivables Purchase Agreement in respect of amounts credited to the Collection Account that were not transferred to the Trust hereunder, and the Servicer shall withdraw such amounts from the Collection Account and pay such amounts to Sterling for distribution to the Sellers or any other Account Owner, as applicable.

Section 8.07. Allocation of Collateral to Series or Groups.

To the extent so provided in the Indenture Supplement for any Series or in an Indenture Supplement otherwise executed pursuant to Section 10.01, Receivables conveyed to the Trust pursuant to Section 2.01 of the Transfer and Servicing Agreement and Receivables or Participation Interests conveyed to the Trust pursuant to Section 2.09 of the Transfer and Servicing Agreement or any Participation Interest Supplement, and all Collections received with respect thereto may be allocated or applied in whole or in part to one or more Series or Groups as may be provided in such Indenture Supplement; provided, however, that any such allocation or application shall be effective only upon satisfaction of the following conditions:

(i) on or before the fifth Business Day immediately preceding such allocation, the Servicer shall have given the Indenture Trustee and each Rating Agency written notice of such allocation;

(ii) the Rating Agency Condition shall have been satisfied with respect to such allocation; and

(iii) the Servicer shall have delivered to the Indenture Trustee an Officer’s Certificate, dated the date of such allocation, to the effect that the Servicer reasonably believes that such allocation will not have an Adverse Effect.

Any such Indenture Supplement may provide that (i) such allocation to one or more particular Series or Groups may terminate upon the occurrence of certain events specified therein and (ii) that upon the occurrence of any such event, such assets and any Collections with respect thereto, shall be reallocated to other Series or Groups or to all Series, all as shall be provided in such Indenture Supplement.

Section 8.08. Excess Finance Charge Collections.

On each Distribution Date, (a) the Servicer shall allocate Excess Finance Charge Collections (as described below) to each Excess Allocation Series, pro rata, in proportion to the Finance Charge Shortfalls (as described below), if any, with respect to each such Series and (b) the Servicer shall withdraw from the Collection Account and pay to the Holders of the Transferor Certificates an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Finance Charge Receivables which the related Supplements specify are to be treated as “Excess Finance Charge Collections” for such Distribution Date over (y) the aggregate amount for all outstanding Series which the related Supplements specify are “Finance Charge Shortfalls” for such Series and such Distribution Date; provided, however, that the sharing of Excess Finance Charge Collections among Series will continue only until such time, if any, at which the Transferor shall deliver to the Indenture Trustee an Officer’s Certificate to the effect that, in the reasonable belief of the Transferor, the continued sharing of Excess Finance Charge Collections among Series would have adverse regulatory implications with respect to an Account Owner. Notwithstanding the foregoing, a Group of Series may specify in their related Indenture Supplements that Excess Finance Charge Collections from such Series shall be allocated as provided above but only among the Series in such Group.

Section 8.09. Release of Collateral: Eligible Loan Documents.

(a) The Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b) In order to facilitate the servicing of the Receivables by the Servicer, the Indenture Trustee upon Issuer Order shall authorize the Servicer to execute in the name and on behalf of the Indenture Trustee instruments of satisfaction or cancellation, or of partial or full release or discharge, and other comparable instruments with respect to the Receivables (and the Indenture Trustee shall execute any such documents on request of the Servicer), subject to the obligations of the Servicer under the Transfer and Servicing Agreement.

(c) The Indenture Trustee shall, at such time as there are no Notes outstanding, release and transfer, without recourse, all of the Collateral that secured the Notes (other than any cash held for the payment of the Notes pursuant to Section 4.02). The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.09(c) only upon receipt of an Issuer Order accompanied by an Officer’s Certificate and (if required by the TIA) Independent Certificates in accordance with TIA §314(c) and 314(d)(1) meeting the applicable requirements of Section 12.01.

(d) Notwithstanding anything to the contrary in this Indenture, the Transfer and Servicing Agreement and the Trust Agreement, immediately prior to the release of any portion of the Collateral or any funds on deposit in the Series Accounts pursuant to this

Indenture, the Indenture Trustee shall remit to the Transferor for its own account any funds that, upon such release, would otherwise be remitted to the Issuer.

Section 8.10. Opinion of Counsel.

The Indenture Trustee shall receive at least seven (7) days notice when requested by the Issuer to take any action pursuant to subsection 8.09(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. The Indenture Trustee and counsel rendering any such opinion may rely conclusively, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

ARTICLE IX

DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

Distributions shall be made to, and reports shall be provided to, Noteholders as set forth in the applicable Indenture Supplement. The identity of the Noteholders with respect to distributions and reports shall be determined according to the immediately preceding Record Date.

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures Without Consent of Noteholders.

(a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies with respect to the Notes of all Series, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA, if this Indenture is subject to the TIA, as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii) to evidence the succession, in compliance with Section 3.11 hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

(iv) upon satisfaction of the Rating Agency Condition, to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not adversely affect the interests of the Holders of the Notes;

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor indenture trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one indenture trustee, pursuant to the requirements of Article VI;

(vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

(viii) to provide for the issuance of one or more new Series of Notes, in accordance with the provisions of Section 2.12 hereof;

(ix) or upon satisfaction of the Rating Agency Condition, to provide for the termination of any interest rate swap agreement or other form of credit enhancement in accordance with the provisions of the related Indenture Supplement.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any Noteholders of any Series then Outstanding but upon satisfaction of the Rating Agency Condition with respect to the Notes of all Series, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of; this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that (i) the Transferor shall have delivered to the Indenture Trustee an Officer’s Certificate, dated the date of any such action, stating that the Transferor reasonably believes that such action will not have an Adverse Effect and (ii) a Tax Opinion shall have been delivered to each Rating Agency. Additionally, notwithstanding the preceding sentence, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, without the consent of any Noteholders of any Series then Outstanding or the Series Enhancers for any Series, enter into an indenture or indentures supplemental hereto to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust (i) to qualify as, and to permit an election to be made to cause the Trust to be treated as, a “financial asset securitization investment trust” as described in the provisions of Section 860L of the Code, and (ii) to avoid the imposition of state or local income or franchise taxes imposed on the Trust’s property or its income; provided, however, that (i) the Transferor delivers to the Indenture Trustee and the Owner Trustee an Officer’s Certificate to the effect that the proposed amendments meet the requirements set forth in this subsection 10.01(b), (ii) the Rating Agency Condition will have been satisfied and (iii) such amendment does not affect the rights, duties or obligations of the Indenture Trustee or the Owner Trustee hereunder.

Section 10.02. Supplemental Indentures with Consent of Noteholders.

The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, upon satisfaction of the Rating Agency Condition and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Notes of each adversely affected Series of Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of such Noteholders under this Indenture or any supplemental indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(a) change the due date of any installment of principal of or interest on any Note, or reduce the principal amount thereof; the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable;

(b) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(c) reduce the percentage of the Outstanding Amount of the Notes of any Series outstanding the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences as provided for in this Indenture;

(d) reduce the percentage of the aggregate outstanding amount of any Notes, the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Collateral if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such Series;

(e) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of this Indenture which specify the applicable percentage of the aggregate principal amount of the Notes of such Series necessary to amend the Indenture or any Transaction Documents which require such consent;

(f) modify or alter the provisions of this Indenture*prohibiting the voting of Notes held by the Trust, any other obligor on the Notes, a Seller or any affiliate thereof; or

(g) permit the creation of any Lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral for any Notes or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any such Collateral at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Act of Noteholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any Supplement Indenture pursuant to this Section 10.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates written notice setting forth in general terms the substance of such Supplement Indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 10.03. Execution of Supplemental Indentures.

In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article X or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee or Owner Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s or Owner Trustee’s (as such or in its individual capacity) own rights, duties, liabilities, benefits, protections, privileges or immunities under this Indenture or otherwise.

Section 10.04. Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture under this Article X, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.05. Conformity With Trust Indenture Act.

Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article X shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be required to be qualified under the TIA.

Section 10.06. Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article X may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for the outstanding Notes.

ARTICLE XI

TERMINATION

Section 11.01. Termination of Trust.

The Trust and the respective obligations and responsibilities of the Indenture Trustee and the Servicer created hereby (other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate, except with respect to the duties described in subsections 6.13 and 11.02(b), as provided in the Trust Agreement.

Section 11.02. Final Distribution.

(a) The Servicer shall give the Indenture Trustee at least thirty (30) days prior written notice of the Distribution Date on which the Noteholders of any Series or Class may Docsix:1:128v,01070 surrender their Notes for payment of the final distribution on and cancellation of such Notes (or, in the event of a final distribution resulting from the application of Section 2.06, 6.01 or 7.01 of the Transfer and Servicing Agreement, notice of such Distribution Date promptly after the Servicer has determined that a final distribution will occur, if such determination is made less than thirty (30) days prior to such Distribution Date). Such written notice shall be accompanied by an Officer’s Certificate setting forth the information specified in Section 3.05 of the Transfer and Servicing Agreement covering the period during the then-current calendar year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Noteholders, the Indenture Trustee shall provide notice to Noteholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Notes of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified (which, in the case of Bearer Notes, shall be outside the United States). The Indenture Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to Noteholders.

(b) Notwithstanding a final distribution to the Noteholders of any Series or Class (or the termination of the Trust), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders and the Paying Agent or the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if certificated (and any excess shall be paid in accordance with the terms of the Indenture Supplement and the Enhancement Agreement, if any, for such Series or Class). In the event that all such Noteholders shall not surrender their Notes for cancellation within six (6) months after the date specified in the notice from the Indenture Trustee described in paragraph (a), the Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Notes, shall be outside the United States). If within one year after the second notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Noteholders. In accordance with Section 3.03, the Indenture Trustee and the Paying Agent shall pay to the Issuer any monies held by them for the payment of principal or interest that remains unclaimed for two (2) years. After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 11.03. Termination Distributions.

Upon the termination of the Trust pursuant to the terms of the Trust Agreement, the Indenture Trustee shall upon the written direction of the Issuer assign and convey to the Holders of the Transferor Certificates or any of their designees, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in the Collection Account or any Series Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to subsection 11.02(b). The Indenture Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holders of the Transferor Certificates to vest in the Holders of the Transferor Certificates or any of their designees all right, title and interest which the Indenture Trustee had in the Collateral and such other property.

Section 11.04. Defeasance.

The provisions of this Section 11.04 shall be applicable on a Series by Series basis and shall apply to a Series or Class of a Series only if the Indenture Supplement under which such Series is issued specifically provides for defeasance under this Section 11.04. If the relevant Indenture Supplement provides for defeasance under this Section 11.04, then, in addition to any other relevant provisions set forth in the Indenture Supplement, the following shall apply to that Series:

(a) The Issuer may at its option be discharged from its obligations hereunder with respect to any Series (each, a “Defeased Series”) on the date the applicable conditions set forth in subsection 11.04(c) are satisfied (a “Defeasance”); provided, however, that the following rights, obligations, powers, duties and immunities shall survive with respect to each Defeased Series until otherwise terminated or discharged hereunder: (i) the rights of the Holders of Notes of the Defeased Series to receive, solely from the trust fund provided for in subsection 11.04(c), payments in respect of principal of and interest on such Notes when such payments are due; (ii) the Issuer’s obligations with respect to such Notes under Sections 2.05 and 2.06; (iii) the rights, powers, trusts, duties, and immunities of the Indenture Trustee, the Paying Agent and the Registrar hereunder; and (iv) this Section 11.04 and Section 12.16.

(b) Subject to subsection 11.04(c), the Issuer at its option may cause Collections allocated to each Defeased Series and available to purchase additional Receivables to be applied to purchase Eligible Investments rather than additional Receivables.

(c) The following shall be the conditions precedent to any Defeasance under subsection 11.04(a):

(i) the Issuer irrevocably shall have deposited or caused to be deposited with the Indenture Trustee (such deposit to be made from other than the Issuer’s or any Affiliate of the Issuer’s funds), under the terms of an irrevocable trust agreement in form and substance satisfactory to the Indenture Trustee, as trust funds in trust for making the payments described below, (A) Dollars in an amount equal to, or (B) Eligible Investments which through the scheduled payment of principal and interest in respect thereof will provide, not later than the due date of payment thereon, money in an amount equal to, or (C) a combination thereof, in each case sufficient to pay and discharge (without relying on income or gain from reinvestment of such amount), and which shall be applied by the Indenture Trustee to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Notes of each Defeased Series on the dates scheduled for such payments in this Indenture and the applicable Indenture Supplements and all amounts owing to the Series Enhancers with respect to each Defeased Series and all other amounts due and payable under this Indenture and the applicable Indenture Supplements;

(ii) a statement from a firm of nationally recognized independent public accountants (who may also render other services to the Issuer) to the effect that such deposit is sufficient to pay the amounts specified in clause (i) above;

(iii) prior to its first exercise of its right pursuant to this Section 11.04 with respect to a Defeased Series to substitute money or Eligible Investments for Receivables, the Issuer shall have delivered to the Indenture Trustee a Tax Opinion (the preparation and delivery of which shall not be at the expense of the Indenture Trustee) with respect to such deposit and termination of obligations, and an Opinion of Counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an “investment company” within the meaning of the Investment Company Act;

(iv) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate of the Transferor stating that the Transferor reasonably believes that such deposit and termination of obligations will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event with respect to any Series or any event that, with the giving of notice or the lapse of time, would result in the occurrence of a Pay Out Event with respect to any Series; and

(v) the Rating Agency Condition shall have been satisfied and the Issuer shall have delivered copies of such written notice to the Servicer and the Indenture Trustee.

ARTICLE XII

MISCELLANEOUS

Section 12.01. Compliance Certificates and Opinions etc.

(a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if this Indenture is then required to be qualified under the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 12.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b) If this Indenture is then required to be qualified under the TIA,

(i) prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in subsection 12.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited;

(ii) whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee (if this Indenture is then required to be qualified under the TIA) an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes;

(iii) other than with respect to the release of any Defaulted Receivables and Receivables in Removed Accounts or Participation Interests, whenever any property or securities is to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof;

(iv) whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee (if this Indenture is then required to be qualified under the TIA) an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than Defaulted Receivables and Receivables in Removed Accounts, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes; and

(v) notwithstanding Section 2.11 or any other provision of this Section 12.01, the Issuer may (A) collect, release, liquidate, sell or otherwise dispose of Receivables or Participation Interests as and to the extent permitted or required by the Transaction

Documents and (B) make cash payments out of the Series Accounts as and to the extent permitted or required by the Transaction Documents.

Section 12.02. Form of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, a Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, a Seller, the Issuer or the Administrator, unless such an Authorized Officer or Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two (2) or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely conclusively upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 12.03. Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agent duly appointed in writing and satisfying any requisite percentages as to minimum number or dollar value of outstanding principal amount represented by such Noteholders; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 12.03.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of every Note issued upon the registration thereof in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 12.04. Notices. Etc. to Indenture Trustee and Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by the Agreement to be made upon, given or furnished to, or filed with:

(a) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to a Responsible Officer, by facsimile transmission or by other means acceptable to the Indenture Trustee to or with the Indenture Trustee at its Corporate Trust Office; or

(b) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. A copy of each notice to the Issuer shall be sent in writing and mailed, first-class postage prepaid, to the Administrator at 375 Ghent Road, Akron, Ohio 44333.

Section 12.05. Notices to Noteholders; Waiver.

Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by registered or certified mail or first class postage prepaid or national overnight courier service to each Noteholder affected by such event, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to any Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder and shall not under any circumstance constitute a Default or Event of Default.

Section 12.06. Alternate Payment and Notice Provisions.

Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer, with the consent of the Indenture Trustee, may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

Section 12.07. Conflict with Trust Indenture Act.

If and for so long as this Indenture is required to be qualified under the TIA, any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

If and for so long as this Indenture is required to be qualified under the TIA, the provisions of TIA §§310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 12.08. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.09. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 12.10. Separability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.11. Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders, the Servicer and the Transferor, any benefit.

Section 12.12. Legal Holidays.

In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 12.13. GOVERNING LAW.

THE INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

Section 12.14. Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 12.15. Trust Obligation.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations hereunder, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

Section 12.16. No Petition.

The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers thereunto duly authorized and attested, all as of the day and year first above written.
STERLING JEWELERS RECEIVABLES MASTER NOTE TRUST as Issuer

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Anita Dallage
	Name:	Anita Dallage
	Title:	Financial Services Officer

BANKERS TRUST COMPANY, as Indenture Trustee

By:	/s/ Eileen M. Hughes
	Name:	Eileen M. Hughes
	Title:	Vice President

STERLING JEWELERS INC., as Servicer

By:	/s/ Richard W. Miller
	Name:	Richard W. Miller
	Title:	Executive Vice President and CFO

[Signature Page to Master Indenture]